                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62516

            Prospectus Supplement to Prospectus dated June 18, 2001
                                $1,000,000,000
                      The Bank of New York Company, Inc.
                       Senior Medium-Term Notes Series D
                Senior Subordinated Medium-Term Notes Series E
                  Due Nine Months or More from Date of Issue

                               -----------------
                                 Terms of Sale

   We may offer from time to time up to an aggregate initial public offering price of $1,000,000,000 (or the equivalent in one or more foreign currencies, including the euro) of our Medium-Term Note securities as a class of our debt securities entitled either Senior Medium-Term Notes Series D (the "Senior Notes") or Senior Subordinated Medium-Term Notes Series E (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"). Each Note will include the following terms, unless different terms are described in the applicable pricing supplement:

 .A stated maturity date from nine months or longer         .Book-entry through The Depository Trust Company.
 from the date of issue.
                                                           .Interest at fixed or floating rates, or no interest at all.
 .Payment of principal of and interest on the Senior         The floating interest rate may be based on one or
 Notes will be senior to the Senior Subordinated Notes.     more of the following indices plus or minus a spread
                                                            or multiplied by a spread multiplier:
 .Payment of principal of the Senior Subordinated Notes
 may be accelerated only in the case of our bankruptcy,        .Commercial paper rate
 insolvency or reorganization, and there is no right of        .CD Rate
 acceleration of this payment upon a payment default           .LIBOR
 on these Notes or in the performance of any of our            .Federal funds rate
 other covenants in the related indenture.                     .Prime rate
                                                               .Treasury rate
 .Interest payments on fixed rate Notes on the days             .CMT rate
 during the term of the Notes specified in the applicable      .Eleventh district cost of funds rate
 pricing supplement.                                           .such other interest rate formula as may be
                                                                specified in the applicable pricing supplement.
 .Interest payments on floating rate Notes on a monthly,
 quarterly, semi-annual or annual basis.                   .Whether a Floating Rate Note is a Regular Floating
                                                            Rate Note, a Floating Rate/Fixed Rate Note or an
 .Redemption or repayment provisions, whether                Inverse Floating Rate Note.
 mandatory, at our option, at the option of the holders
 or none at all.

 .Minimum denominations of $1,000 or integral multiples of $1,000.

                               -----------------

    See "Risk Factors" beginning on page S-1 to read about factors you should consider before investing in any Notes.

   We will specify final terms for each Note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement. If the Notes are to be denominated in a foreign currency, then certain provisions with respect thereto will be set forth in a foreign currency supplement and the applicable pricing supplement.

   The Notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

   We may sell the Notes to the Agents as principals for resale at varying or fixed offering prices or through the Agents as agents using their best efforts on our behalf. Unless otherwise specified in the applicable pricing supplement, the price to the public for the Notes will be 100% of their principal amount. If we sell all of the Notes, we expect to receive proceeds of between $970,000,000 and $998,750,000 after paying the Agents' discounts and commissions of between $1,250,000 and $30,000,000 and before deducting expenses payable by us. We may also sell the Notes directly to investors and other purchasers on our own behalf where we are authorized to do so.

                               -----------------
Banc of America Securities LLC
        Credit Suisse First Boston
                 Goldman, Sachs & Co.
                         JPMorgan
                                  Merrill Lynch & Co.
                                       Morgan Stanley
                                             Salomon Smith Barney
                                                       BNY Capital Markets, Inc.

           The date of this prospectus supplement is July 20, 2001.

                                   RISK FACTORS

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

     An investment in foreign currency Notes, which are Notes denominated in a currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.

     Such risks include, but are not limited to:

     . the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;

     . the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

     . the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

     Such risks generally depend on factors over which we have no control and that cannot be readily foreseen. These include:

     .    economic events;

     .    political events; and

     .    the supply of, and demand for, the relevant currencies.

     In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which the Notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative of fluctuations that may occur in the rate during the term of any foreign currency Note. Depreciation of the specified currency of a foreign currency Note against U.S. dollars would result in a decrease in the effective yield of such foreign currency Note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency Note. Such exchange controls may restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that such specified currency would not be available to us when payments on such Notes are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in Notes denominated in a currency other than U.S. dollars.

     The information set forth in this prospectus supplement is directed to prospective purchasers of Notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of other countries regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, Notes.

     Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to Notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You

     Except as set forth below, if payment on a Note is required to be made in a specified currency other than U.S. dollars and such currency is--

     . unavailable due to the imposition of exchange controls or other circumstances beyond our control;

     .    no longer used by the government of the country issuing such currency;
          or

     . no longer used for the settlement of transactions by public institutions of the international banking community

-- then all payments on such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such Note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such Note shall have been issued.

     If the specified currency of a Note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such Note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The Notes will not provide for any adjustment to any amount payable under such Notes as a result of:

     . any change in the value of the specified currency of such Notes relative to any other currency due solely to fluctuations in exchange rates; or

     . any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

     For a description of European Monetary Union, see "European Monetary Union" below and any disclosure on European Monetary Union in the applicable pricing supplement.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than U.S. dollars may be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

     The Notes will be governed by, and construed in accordance with, the law of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides that a judgment or decree awarded in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment or decree awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

                                   THE COMPANY

     The Bank of New York Company, Inc., a New York corporation (the "Company", "we" or "us"), is a financial holding company subject to the Bank Holding Company Act of 1956. Our principal wholly-owned banking subsidiary is The Bank of New York (the "Bank"). We provide a complete range of banking and other financial services to corporations and individuals worldwide through our core businesses: Corporate Banking, Retail Banking, Securities and Other Processing, Trust, Investment Management and Private Banking and Financial Market Services.

     The Bank, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     We have our principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784).

     Our principal asset and source of income is our investment in the Bank. We are a legal entity separate and distinct from the Bank and our and its other subsidiaries. There are various legal limitations on the extent to which the Bank and the other subsidiaries can finance or otherwise supply funds to us and certain of our affiliates.

     We are a non-operating holding company and almost all of our operating assets and our consolidated subsidiaries are owned by such subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations.

     Because we are a holding company, our rights and the rights of our creditors, including the holders of any Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary's creditors (including the Bank and The Bank of New York (Delaware), their depositors), except to the extent that we may be a creditor with recognized claims against the subsidiary.

     Accordingly, the Notes will be effectively subordinated to existing and future liabilities of our subsidiaries, and holders of Notes should look only to our assets for payments on the Notes.

                             EUROPEAN MONETARY UNION

     The foreign currencies in which Notes may be denominated or by which amounts due on the Notes may be calculated could be issued by countries participating in Stage III of the European Economic and Monetary Union.

     Stage III began on January 1, 1999 for the then eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Greece became an additional participating member state on January 1, 2001. Other member states of the European Union may become participating member states in the future.

     Stage III includes the introduction of the Euro, which, along with the present national currency of each participating member state, is legal tender in the participating member states. It is currently anticipated that on and after January 1, 2002, the national currencies of participating member states will cease to exist and the sole legal tender in such states will be the Euro. The European Union has adopted regulations providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the Euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

                        DESCRIPTION OF MEDIUM-TERM NOTES

General

     The Company will issue the Senior Notes under an Indenture, dated as of July 18, 1991 (the "Senior Indenture") between the Company and Bankers Trust Company, as trustee (the "Senior Trustee"). The Company will issue the Senior Subordinated Notes under an Indenture, dated as of October 1, 1993 (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between the Company and Chase Manhattan Trust Company, National Association, as trustee (the "Senior Subordinated Trustee"). The accompanying prospectus briefly outlines some of the provisions of the Indentures. If you would like more information about the Indentures, you should review them as filed with the SEC. See "Where You Can Find More Information" in the accompanying prospectus on how to locate the Indentures.

     We provide information to you about the Notes in three separate documents. The first document is the accompanying prospectus, dated June 18, 2001, which provides general information concerning the Notes under "Description of Senior Debt Securities and Senior Subordinated Debt Securities", some of which may not apply to a particular Note. The second document is this prospectus supplement, which also provides additional information about the Notes to supplement or replace, to the extent inconsistent, the description in the accompanying prospectus. The third document is the pricing supplement, which will provide final details about the terms of a specific Note and is filed with the SEC about the time that the Note is sold.

     This prospectus supplement includes summaries of the Notes and the Indentures. If the information in this prospectus supplement differs from the information in the Notes or the Indentures, you should in all cases rely on the information in the Notes and the Indentures.

     The Notes will be either Senior Notes or Senior Subordinated Notes (referred to in the accompanying prospectus as the "Senior Debt Securities" and the "Senior Subordinated Debt Securities," respectively). The Senior Notes and the Senior Subordinated Notes are each a single series of debt securities under the Indenture pursuant to which they will be issued. The Notes are currently limited to up to $1,000,000,000 aggregate initial public offering price. The Indentures do not limit the amount of additional debt securities that we may issue in the future under the Indentures.

     Each Indenture provides that we may issue debt securities in one or more series up to the aggregate principal amount authorized by us from time to time. Each series of debt securities, and each specific Note or other debt security of a series, may differ as to its terms and the debt securities and any series of debt securities need not be issued at the same time. A series of debt securities, including the Senior Notes and the Senior Subordinated Notes, may be reopened in order to issue additional debt securities of that series or to establish additional terms for such series. We may also offer other series of our Senior Medium-Term Notes or Senior Subordinated Medium-Term Notes with different interest rates and variable terms; however, such offers may depend upon the aggregate principal amount subject to purchase in any single transaction.

     The Senior Notes will be unsecured and will rank equally with other unsubordinated indebtedness of the Company. The Senior Subordinated Notes will be unsecured and subordinated to Senior Indebtedness of the Company as described in the accompanying prospectus under "Description of Senior Debt Securities and Senior Subordinated Debt Securities--Subordination of Senior Subordinated Debt Securities."

     Indebtedness of the Company senior to the Senior Subordinated Notes at June 30, 2001 totaled approximately $1.97 billion. The Indentures do not limit or prohibit the incurrence of additional Senior Indebtedness.

     Payment of the principal of the Senior Subordinated Notes may be accelerated only in case of the bankruptcy, insolvency or reorganization of the Company. As a holder of a Note, you do not have a right to accelerate the payment of principal on the Senior Subordinated Notes if there is a default in the payment of principal of or interest on such Notes or in our performance of any covenant contained in the

     Senior Subordinated Indenture. See "Description of Senior Debt Securities and Senior Subordinated Debt Securities--Defaults--The Senior Subordinated Indenture" in the accompanying prospectus.

     The Notes will be offered on a continuous basis and will mature on any day nine months or longer from the date of issue, as agreed to by the purchaser and the Company. Each Note will also be due and payable (in whole or in part) on any earlier date on which the principal or an installment of principal of a Note becomes due and payable, whether by a declaration of acceleration, a call for redemption at our option, repayment at the option of a holder or otherwise as agreed to by the purchaser and the Company and specified in the applicable pricing supplement. The date upon which a Note is due and payable, whether the stated maturity or such earlier date, will be referred to as the "Maturity."

     Unless otherwise indicated in the applicable pricing supplement, each Note will bear interest from the date of original issuance (the "Original Issue Date") at a fixed rate (a "Fixed Rate Note"), or at a floating rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, the Certificate of Deposit ("CD") Rate, the London Interbank Offered Rate ("LIBOR"), the Federal Funds Rate, the Prime Rate, the Treasury Rate, the CMT Rate or the Eleventh District Cost of Funds Rate, or another interest rate basis, plus or minus a Spread (as hereinafter defined) or multiplied by a Spread Multiplier (as hereinafter defined), which will be set forth in that pricing supplement. The Notes may also bear interest at any combination of fixed and floating rates until the principal thereof is paid or made available for payment. See "--Fixed Rates Notes" and "--Floating Rate Notes" below. We may also issue discounted securities (bearing no interest ("Zero-Coupon Notes") or interest at rates that at the time of issuance are below market rates), at a discount from the principal amount payable at its stated maturity (including other Notes that for United States federal income tax purposes would be considered to have original issue discount, "OID Notes"). Zero-Coupon Notes will provide that upon redemption or acceleration of the maturity thereof an amount that is less than the stated principal amounts shall become due and payable.

     If the Notes are to be denominated in a foreign currency, then certain provisions with respect thereto will be set forth in a foreign currency supplement and the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any OID Note is declared to be due and payable immediately as described in the accompanying prospectus under "Description of Senior Debt Securities and Senior Subordinated Debt Securities--Subordination of Senior Subordinated Debt Securities," the amount of principal due and payable with respect to such Note shall be its Amortized Face Amount (as hereinafter defined). See "Optional Redemption and Optional Repayment" below.

     Interest, if any, will be payable as specified in this prospectus supplement. Interest payable and punctually paid or duly provided for on any date on which interest is payable (an "Interest Payment Date") and on the stated maturity date (or New Maturity Date or Extended Maturity Date, each as hereinafter defined) or upon earlier redemption or repayment (such stated maturity date, New Maturity Date, Extended Maturity Date or date of redemption or repayment, as the case may be, being collectively hereinafter referred to as the "Maturity Date"), or on a later date on which payment may be made hereunder in respect of such Interest Payment Date, will be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date (as hereinafter defined) next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date (as set forth in the applicable pricing supplement) between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on an Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

     We will make payments of principal, premium, if any, and interest with respect to the Notes in United States dollars unless otherwise stated in the applicable pricing supplement. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000.

     Upon issuance, all Notes having the same issue price, Original Issue Date, Maturity Date, interest rate, redemption and repayment provisions, if any, and Interest Payment Dates will be represented by one global Note, which will be registered in the name of a nominee of The Depository Trust Company, as Depositary under the Indentures ("DTC"). See "Book-Entry Issuance" in the accompanying prospectus for more information. Beneficial interests in the Notes will be reflected in the records of DTC; transfers of interest in the Notes can only be effected through these records. We will only issue paper certificates for the Notes in limited circumstances, which include DTC ceasing to be registered under the Securities Exchange Act of 1934.

     We will pay any administrative costs incurred by banks in connection with transmitting payments of principal, interest or premium by wire transfer. However, any tax, assessment or governmental charge imposed upon payments will be borne by owners of beneficial interests in Notes.

     All references herein to "registered holders" or "holders" will be to DTC or its nominee and not to owners of beneficial interests in Notes, except as otherwise provided. See "Book-Entry Issuance" in the accompanying prospectus.

Paying Agent, Registrar and Transfer Agent

     The initial Paying Agent, Registrar and Transfer Agent for the Notes is the Bank, acting through its principal corporate trust offices in the City of New York. We may vary or terminate the appointment of the Paying Agent, Registrar and Transfer Agent and appoint additional Paying Agents, Registrars and Transfer Agents or approve any change in the office through which the Paying Agent, Registrar or Transfer Agent acts, provided that, so long as any Notes remain outstanding, there will at all times be a Paying Agent in the City of New York and we will maintain in the City of New York one or more offices or agencies where Notes may be presented for registration of transfer and exchange.

Optional Redemption and Optional Repayment

     The Notes will be redeemable at our option prior to stated maturity only if a "Redemption Commencement Date" and an "Initial Redemption Percentage" are specified in the applicable pricing supplement. If so specified, the Notes will be subject to redemption at our option on any date and after the applicable Redemption Commencement Date in whole or from time to time in increments of $1,000 or such other minimum denominations specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the holders thereof not less than 30 nor more than 60 calendar days prior to the date of redemption and in accordance with the provisions of the Indentures. "Redemption Price" with respect to a Note means an amount equal to the Initial Redemption Percentage specified in the applicable pricing supplement (as adjusted by the "Annual Redemption Percentage Reduction," if applicable, specified in the applicable pricing supplement) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the Annual Redemption Percentage Reduction (if any) specified in the applicable pricing supplement, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. If any Note is redeemed in part, a new Note of like tenor for the unredeemed portion and otherwise having the same terms as the partially redeemed Note will be issued in the name of the holder upon presentation and surrender of the partially redeemed Note.

     We will repay the Notes at the option of the holders thereof prior to their stated maturity only if one or more "Optional Repayment Dates" are specified in the applicable pricing supplement. If so specified, the Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination as is specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the Optional Repayment Date. For any Note to be repaid, such Note must be received, together with the notice of election form duly completed, by the Paying Agent at its office maintained for such purpose in the Borough of Manhattan in the City of New York, or in such other location as the Company selects in conformity with the Indentures, not less than 30 nor more than 60 calendar days prior to the date of repayment. If any Note is repaid in part, a new Note of like tenor for the unpaid portion and otherwise having the same terms as the partially repaid Note will be issued in the name of the holder upon presentation and surrender of the partially repaid Note.

     Only DTC may exercise a repayment option in respect of the global Note representing Notes issued in book-entry form. Accordingly, beneficial owners of Notes that desire to exercise their repayment option, if any, with respect to all or any portion of such Note represented by the global Note, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the global Note and duly completed election form to the applicable Trustee as aforesaid. In order to ensure that the global Note and election form are received by the applicable Trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the global Note for the participant's deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner's interest in the global Note or securities representing Notes issued in book-entry form, on DTC's records, to the applicable Trustee.

     If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, and any other securities laws or regulations, in connection with any such repayment.

     We may at any time purchase Notes at any price or prices in the open market or otherwise. If we decide to purchase the Notes, they may be held or resold or, at our discretion, may be surrendered to the applicable Trustee for cancellation.

     Notwithstanding anything in this prospectus supplement to the contrary, the amount payable on an OID Note in the event of redemption or repayment prior to the stated maturity date shall be the Amortized Face Amount of such OID Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of an OID Note will be the amount equal to (i) the issue price set forth in the applicable pricing supplement plus (ii) that portion of the difference between the issue price and the principal amount of such Note that has accrued at the yield to maturity (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, as calculated by the Calculation Agent (as hereinafter defined), but in no event shall the Amortized Face Amount of an OID Note exceed its principal amount.

Fixed Rate Notes

     Interest on the Fixed Rate Notes will be payable on each Interest Payment Date therefor, which will be the days during the term of the Notes specified in the applicable pricing supplement, and on the Maturity Date with respect to the principal then maturing. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified in the applicable pricing supplement, the "Regular Record Date" for any Fixed Rate Note will be the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day (as hereinafter defined). If any Interest Payment Date or the Maturity Date on a Fixed Rate Note falls on a day that is not a Business Day, the applicable payments may be made on the next Business Day. In such case, no interest will accrue on the amount so payable for such period of delay.

     "Business Day" means, with respect to Notes denominated in U.S. dollars, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close and, with respect to LIBOR Notes, is also a London Banking Day. As used herein, a "London Banking Day" is a day on which dealings in the applicable LIBOR currency are transacted in the London interbank market. For Notes having a specified currency other than U.S. dollars (other than Notes denominated in Euros), "Business Day" means any day that, in the Principal Financial Center (as defined below under heading "--Floating Rate Notes--LIBOR Notes") of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close. For Notes denominated in Euros, "Business Day" means a day on which the Trans-European Automated Real-Time Gross
Settlement Express Transfer System is open.

Floating Rate Notes

     Each Floating Rate Note will bear interest at a rate determined by reference to one or more interest rate bases (each a "Base Rate"), which may be adjusted by a Spread or Spread Multiplier (as described below). The applicable pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

     .    the Commercial Paper Rate (a "Commercial Paper Rate Note")

     .    the CD Rate (a "CD Rate Note")

     .    LIBOR (a "LIBOR Note")

     .    the Federal Funds Rate (a "Federal Funds Rate Note")

     .    the Prime Rate (a "Prime Rate Note")

     .    the Treasury Rate (a "Treasury Rate Note")

     .    the CMT Rate (a "CMT Rate Note")

     . the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note")

     . such other Base Rate or Rates as may be set forth in the applicable pricing supplement

     The interest rate with respect to each Base Rate will be determined in accordance with the applicable provisions below.

     . Unless otherwise stated, a Floating Rate Note will be designated as a "Regular Floating Rate Note." Except as set forth below or in the applicable pricing supplement, such Regular Floating Rate Note will bear interest at the rate determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or
          (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date (as hereinafter defined), the interest rate for a Regular Floating Rate Note will be reset as of each Interest Reset Date. However, for the period of time from the date of issue of a Regular Floating Rate Note until the initial Interest Reset Date, the interest rate on such Note will be the "Initial Interest Rate" specified in the applicable pricing supplement.

     . If the Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable pricing supplement, the interest rate will be determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. The interest rate for a Floating Rate/Fixed Rate Note will be reset as of each Interest Reset Date. However, from the Original Issue Date of such Floating Rate/Fixed Rate Note until the initial Interest Reset Date, the interest rate on such Note will be the "Initial Interest Rate" specified in the applicable pricing supplement. The interest rate for the period of time between and including the "Fixed Rate Commencement Date" specified in the applicable pricing supplement and the stated maturity will be the "Fixed Interest Rate" specified in the applicable pricing supplement, unless no such rate is so specified, in which case the interest rate in effect on the date immediately preceding the Fixed Rate Commencement Date.

     . If the Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable pricing supplement, the interest rate on the Inverse Floating Rate Note will be the Fixed Interest Rate minus the rate determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or
          (b) multiplied by the applicable Spread Multiplier, if any. Unless stated otherwise in the applicable pricing supplement, the interest rate on the Inverse Floating Rate Note will not be less than zero. The interest rate on such Inverse Floating Rate Note will be reset as of each Interest Reset Date. However, from the Original Issue Date of such Inverse Floating Rate Note until the Interest Reset Date, the interest rate on such Note will be the "Initial Interest Rate" specified in the applicable pricing supplement.

     The "Spread" is the number of basis points (100 basis points equal one percentage point) to be added to or subtracted from the related Base Rate or Rates applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Base Rate or Rates applicable to such Floating Rate Note by which such Base Rate or Rates will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates will be calculated. We may change the Spread, the Spread Multiplier, the Index Maturity and other variable terms of the Floating Rate Notes from time to time, but, except as described below under "--Extendible Notes," no such change will affect any Floating Rate Note previously issued or any Floating Rate Note as to which an offer to purchase has been accepted by the Company.

     The applicable pricing supplement will specify for each Floating Rate Note the following terms:

     . whether such Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note"

     . the Fixed Rate Commencement Date, if any; the Fixed Interest Rate, if any; the Original Issue Date; the Base Rate or Rates; the Initial Interest Rate; the Interest Payment Period (as hereinafter defined); the Interest Reset Date; the Interest Reset Period (as hereinafter defined); the Interest Payment Dates, the Index Maturity, the Maturity Date, the Maximum Interest Rate or the Minimum Interest Rate (each as hereinafter defined), if any; the Spread or the Spread Multiplier, if any; the Renewal Date (as hereinafter defined), if any; if such note is a Renewable Note or an Extendible Note (each as hereinafter defined), the initial maturity date and the Final Maturity Date (as hereinafter defined); the Redemption Commencement Date, if any; the Initial Redemption Percentage, if any; the Annual Redemption Percentage Reduction, if any; defeasance provisions, if any; and Optional Repayment Dates, if any

     . if one or more of the applicable Base Rates is LIBOR or the CMT Rate, the designated LIBOR Page or the Designated CMT Maturity Index and the Designated CMT Telerate Page, respectively, will be specified

     Unless otherwise specified in the applicable pricing supplement, the "Regular Record Date" for Floating Rate Notes with respect to any Interest Payment Date will be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

     Maximum and Minimum Interest Rates. The applicable pricing supplement applicable to a Floating Rate Note may provide that such Note has either or both of (a) a maximum limitation, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Interest Rate") and (b) a minimum limitation, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest (for any loan in the amount of $250,000 or more) is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

     Interest Reset Dates. The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Reset Period" and the first day of such Interest Reset Period, an "Interest Reset Date"), as specified in the applicable pricing supplement. The Interest Reset Dates will be as follows:

             Type of Floating Rate Note            Interest Reset Date
             --------------------------            -------------------

          Notes that reset daily                 Each Business Day

          Notes (other than Treasury Notes)      Wednesday of each week
          that reset weekly

          Treasury Notes that reset weekly       Tuesday of each week

            Type of Floating Rate Note          Interest Reset Date
            --------------------------          -------------------

          Notes that reset monthly          The third Wednesday of each month

          Notes that reset quarterly        The third Wednesday of March, June,
                                            September and December of each year

          Notes that reset semi-annually    The third Wednesday of each of two
                                            months of each year specified in the
                                            applicable pricing supplement

          Notes that reset annually         The third Wednesday of one month
                                            each year specified in the
                                            applicable pricing supplement

     The rate of interest on a Floating Rate/Fixed Rate Note will not reset after the Fixed Rate Commencement Date. An Interest Reset Date that does not fall on a Business Day will be postponed to the next Business Day. In the case of a LIBOR Note, however, if such succeeding Business Day falls in the next calendar month, the Interest Reset Date will be the preceding Business Day.

     Interest Determination Dates. The Interest Determination Date for Floating Rate Notes pertaining to an Interest Reset Date will be as follows:

            Type of Floating Rate Note          Interest Determination Date
            --------------------------          ---------------------------

          CD Rate Note                      Second Business Day preceding such
                                            Interest Reset Date

          Commercial Paper Rate Note        The Business Day preceding such
                                            Interest Reset Date

          Federal Funds Rate Note           The Business Day preceding such
                                            Interest Reset Date

          Prime Rate Note                   The Business Day preceding such
                                            Interest Reset Date

          CMT Rate Note                     Second Business Day preceding such
                                            Interest Reset Date

          LIBOR Note                        Second London Banking Day
                                            preceding such Interest Reset Date

          Eleventh District Cost of Funds   Last Business Day of the month
          Rate Note                         immediately preceding such
                                            Interest Reset Date in which the
                                            Federal Home Loan Bank  ("FHLB")
                                            of San Francisco  publishes the
                                            Index (as hereinafter defined)

          Treasury Rate Note                Day of the week in which such
                                            Interest Reset Date falls on which
                                            Treasury bills would  normally be
                                            auctioned by the U. S. Department
                                            of Treasury, as described below

          Note with two or more Base Rates  Second Business Day next preceding such Interest Reset Date


     Treasury bills are generally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction day may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date for the Treasury Rate Note pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date with respect to a Treasury Rate Note shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the Business Day next succeeding such auction date.

     Interest Payment Dates. Except as provided below or in the applicable pricing supplement, interest on each Floating Rate Note will be payable on each Interest Payment Date, which will be monthly, quarterly, semiannually or annually (each, an "Interest Payment Period"), and at Maturity with respect to the principal then maturing, as follows:

   Type of Floating Rate Note                        Interest Payment Date
   --------------------------                        ---------------------

  Notes with a monthly Interest               The third Wednesday of each month
  Payment Period

  Notes with a quarterly Interest             The third Wednesday of March,
  Payment Period                              June, September and December

  Notes with a semi-annual Interest           The third Wednesday of each of
  Payment Period                              the two months of each year
                                              specified in the applicable
                                              pricing supplement

  Notes with an annual Interest               The third Wednesday of one
  Payment Period                              month each year specified in the
                                              applicable pricing supplement

  All Notes                                   At Maturity with respect to the
                                              principal then maturing

     If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Base Rate and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

     The amount of the interest payments on the Floating Rate Notes will equal the amount of interest accrued from and including the preceding Interest Payment Date, excluding, however, the next succeeding Interest Payment Date or Maturity Date.

     Floating Rate Determinations and Calculations. Except as otherwise provided herein, all percentages resulting from any calculation on any Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded up, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded up).

     Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the applicable Interest Rate Period. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by (i) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, and
(ii) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rate applied, as specified in the applicable pricing supplement.

     We will appoint an agent to calculate interest rates on Floating Rate Notes (the "Calculation Agent"). The Bank will serve as this agent unless otherwise specified in the applicable pricing supplement. Upon the request of the beneficial holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next

Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     Unless otherwise specified in applicable pricing supplement, the Calculation Agent shall determine each Base Rate in accordance with the following provisions.

Commercial Paper Rate Notes. "Commercial Paper Rate" means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "Commercial Paper-Nonfinancial", or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately
11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                  D x 360
         Money Market Yield = ------------- x 100
                              360 - (D x M)

         where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//federalreserve.gov/releases/h15/update, or any successor site or publication.

CD Rate Notes.  "CD Rate" means:

(1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "CDs (secondary market)", or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

LIBOR Notes.  "LIBOR" means:

(1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

         "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

         "LIBOR Page" means either:

     . if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

     . if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

         "Principal Financial Center" means, as applicable:

     .    the capital city of the country issuing the Specified Currency; or

     .    the capital city of the country to which the LIBOR Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

Federal Funds Rate Notes.  "Federal Funds Rate" means:

(1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"), or

(2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

Prime Rate Notes.  "Prime Rate" means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

    "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Notes.  "Treasury Rate" means:

(1) the rate from the auction held on the Treasury Rate Note Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

(5) if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                     DxN
         Bond Equivalent Yield = ----------- x 100
                                 360 - (DxM)



         where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

CMT Rate Notes.  "CMT Rate" means:

(1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

         (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular Interest Determination Date, or

         (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

         (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

         (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of

New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

         (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

         (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

         (g) if fewer than five but more than two prices referred to in clause
(f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

         (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

         (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

         (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

         (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

         (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest

Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

         (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

         (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

         (g) if fewer than five but more than two prices referred to in clause
(f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

         (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

         If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Eleventh District Cost of Funds Rate. "Eleventh District Cost of Funds Rate" means:

         (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

         (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

         (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Renewable Notes

     We may from time to time offer Notes that will mature on an Interest Payment Date as specified in the applicable pricing supplement unless the maturity of all (or, if so indicated in such pricing supplement, a portion of) the principal amount of such Note is renewed in accordance with the procedures described below (a "Renewable Note"). Renewable Notes will be issued in book-entry form only. If we issue any such Renewable Note, the following procedures will apply, unless otherwise specified in the applicable pricing supplement.

     On the dates specified in the applicable pricing supplement (each such date, a "Renewal Date"), the maturity of such Renewable Note will be automatically extended to the next maturity date (each, a "New Maturity Date") specified in that pricing supplement. However, the holder of a Renewable Note may elect to terminate this automatic maturity renewal by delivering a notice to such effect to the applicable Trustee (or a duly appointed Paying Agent) not less than 15 nor more than 30 days prior to the Renewal Date. If specified in the applicable pricing supplement, a holder of a Renewable Note may elect to terminate this automatic extension with respect to less than the entire principal amount of such Renewable Note. If the applicable pricing supplement allows for a partial termination, then such termination can only occur in such a principal amount, or integral multiple in excess thereof, as is specified in that pricing supplement. Notwithstanding the foregoing, the maturity of any Renewable Note may not be extended beyond the final maturity date (the "Final Maturity Date") specified in the applicable pricing supplement. If a holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of a Renewable Note, then such portion will become due and payable on the stated maturity date or New Maturity Date then in effect with respect to such Note, as the case may be. An election to terminate the automatic extension of the maturity of a Renewable Note is irrevocable and binding on each holder of the Note. The renewal of the maturity of a Renewable Note will not affect the interest rate applicable to such Renewable Note.

     Because Renewable Notes will be issued in book-entry form only, DTC or its nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will timely exercise a right to terminate the automatic extension with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other DTC participant or indirect participant that holds its interest in such Note to notify DTC of its desire to terminate the automatic extension of such Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other DTC participant or indirect participant through which it holds an interest in a Note to ascertain the cut-off time for receipt of such an instruction.

Extendible Notes

     The Company may from time to time offer Notes and retain the option of extending the stated maturity date (an "Extendible Note"). The extension period can be for one or more whole year periods (each an "Extension Period") but the extension period may not extend beyond the Final Maturity Date stated in the applicable pricing supplement. If the Company issues any such Extendible Notes, the following procedures will apply, unless otherwise specified in the applicable pricing supplement.

     To exercise the option to extend the maturity date, we must notify the applicable Trustee (or any duly appointed Paying Agent) at least 45 but not more than 60 days prior to the stated maturity date originally in effect with respect to such Note or, if the stated maturity date of such Note has already been extended, prior to the stated maturity date then in effect (an "Extended Maturity Date"). Then, at least 40 days prior to the initial maturity date or an Extended Maturity Date (each a "Maturity Date") the applicable Trustee (or any duly appointed Paying Agent) will mail to the registered holder of such Extendible Note a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid. The Extension Notice will state the following:

     .    our election to extend the maturity of such Note

     .    the Extended Maturity Date

     . in the case of a Fixed Rate Note, the new interest rate applicable to such Extension Period and in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to such Extension Period

     .    the provisions, if any, for redemption during such Extension Period.

The maturity date on such Note will be extended upon the mailing of the Extension Notice by the applicable Trustee (or any duly appointed Paying Agent).

     Notwithstanding the foregoing, no later than 20 days before the Maturity Date for an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), we may choose to revoke the interest rate (for a Fixed Rate Note) or the Spread/Spread Multiplier (for a Floating Rate
Note) stated in the Extension Notice and establish a higher interest rate or Spread/Spread Multiplier for the Extension Period. We will notify the applicable Trustee by mail of such higher interest rate or Spread/Spread Multiplier. Then notice of the higher interest rate or Spread/Spread Multiplier will be mailed to the holder of such Note by first class mail, postage pre-paid. This notice is irrevocable.

     If we elect to extend the maturity of an Extendible Note, the holder may choose to have the Note repaid on the Maturity Date then in effect. The holder will receive repayment at a price equal to the principal amount of the Note plus any accrued and unpaid interest on the Note. If the holder of the Extendible Note elects to have the Note repaid, then such holder must send notice to us at least 15 days (but no more than 30 days) before the Maturity Date then in effect. We must receive this notice and:

     . the Note with the completed "Option to Elect Repayment" form on the back of the Note or

     . a telegram, telefax, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States stating:

     .    the name of the holder of the Note

     .    the principal amount of the Note

     .    the principal amount of the Note to be repaid

     . the certificate number or a description of the tenor and terms of the Note

     .    a statement that the option to elect repayment is being exercised and

     . a guarantee that the Note to be repaid, together with a completed "Option to Elect Repayment" form will be received by the applicable Trustee no later than the 5th Business Day after the date of such telegram, telefax, facsimile transmission.

     This telegram, telefax, facsimile transmission or letter will only be effective if the Note and "Option to Elect Repayment" form are received by the applicable Trustee by the 5th Business Day. The holder of an Extendible Note may elect to have less than the aggregate principal amount of the Note repaid so long as the principal amount of the Note remaining outstanding is an authorized denomination.

     Because Extendible Notes will be issued in book-entry form only, DTC or its nominee will be the holder of such Note. Therefore, only DTC or its nominee will be entitled to exercise this right of repayment. A beneficial owner of an Extendible Note must instruct the broker or other participant in DTC through which it holds an interest in the Note to notify DTC of any interest in repaying the Note. Different participants have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other DTC participant or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time for such an instruction to be timely.

Amortizing Notes

     We may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to

Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such Amortizing Notes.

Other Provisions; Addendum

     Any provisions with respect to the Notes, including, but not limited to, the specification and determination of the Base Rate or Rates, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates or any other matter relating to the Notes, may be modified or supplemented as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face of such Note and described in the applicable pricing supplement.

Governing Law

     The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

           CERTAIN UNITED STATES FEDERAL INCOME TAXATION CONSEQUENCES

     Following is a discussion of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of Notes. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, former citizens of the United States, persons holding Notes as a hedge against currency risks or as a position in a "straddle," "hedge," "constructive sale transaction" or "conversion transaction" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers except where otherwise specifically noted. If you are considering purchasing Notes you should consult your own tax advisor concerning the application of the United States federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of Notes under the laws of any other taxing jurisdiction.

     For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a Note that is, for United States federal income tax purposes,

     .    a citizen or resident of the United States,

     . a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof,

     . a trust subject to the control of one or more United States persons and the primary supervision of a court in the United States, or

     . an estate the income of which is subject to United States federal income taxation regardless of its source.

     If a partnership holds Notes, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding Notes should consult their own tax advisors.

     The term "non-U.S. holder" means a beneficial owner of a Note that is not a U.S. holder.

U.S. Holders

     Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are accrued or received, in accordance with the U.S. holder's regular method of tax accounting.

     Original Issue Discount. Following is a general discussion of the United States federal income tax consequences to U.S. holders of the purchase, ownership and disposition of Notes issued with original issue discount, or "OID." Notes issued with OID are referred to in this discussion as "OID Notes."

     For United States federal income tax purposes, a Note is an OID Note if its "stated redemption price at maturity" exceeds its "issue price" by an amount that equals or exceeds 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity. A Note's "stated redemption price at maturity" is the sum of all payments on the Note other than payments of "qualified stated interest." "Qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate, provided that the rate appropriately takes into account the length of intervals between payments, or at certain variable rates of interest or certain combinations. The "issue price" of each Note in an issuance of Notes is the first price at which a substantial amount of the Notes in that issuance has been sold for cash, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

     A U.S. holder of an OID Note that matures more than one year from the date of issuance must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of the receipt of cash payments attributable to such income, regardless of the U.S. holder's regular method of tax accounting. In general, the amount of OID included in income by a U.S. holder is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year (or portion of the taxable year) on which the U.S. holder held the Note. The "daily portion" of OID on an OID Note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that "accrual period." An "accrual period" may be of any length and accrual periods may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between

     . the product of the OID Note's "adjusted issue price" at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period), and

     . the amount of any qualified stated interest payments allocable to such accrual period.

     The "adjusted issue price" of an OID Note at the beginning of any accrual period is the sum of the issue price of the OID Note plus the amount of OID allocable to all prior accrual periods, minus the amount of any prior payments on the OID Note other than payments of qualified stated interest. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

     Floating Rate Notes are subject to special rules. Under those rules, a Floating Rate Note will qualify as a "variable rate debt instrument" if its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified de minimis amount, and it provides for stated interest, paid or compounded at least annually, at current values of

     .    one or more "qualified floating rates,"

     .    a single fixed rate and one or more qualified floating rates,

     .    a single "objective rate," or

     . a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A "qualified floating" rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under applicable Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Floating Rate Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Floating Rate Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to a cap, floor or governor will fail to be treated as a qualified floating rate unless such device:

     .    is fixed throughout the term of the Note, or

     . is not reasonably expected as of the issue date to cause the yield of the Note to be significantly less or more, as the case may be, than the expected yield determined without such device.

     An "objective rate" is a rate that is not itself a qualified floating rate but is determined using a single fixed formula and is based upon objective financial or economic information outside of the issuer's control. This would include, for example,

     .    one or more qualified floating rates, or

     . the yield of actively traded personal property other than stock or debt of the issuer or a related party.

     Applicable Treasury regulations also provide that other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Floating Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Floating Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Floating Rate Note's term.

     A "qualified inverse floating rate" is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

     The regulations also provide that if a Floating Rate Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate, and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term qualifies as a "variable rate debt instrument" under applicable Treasury regulations, then any stated interest on the Note that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the term of the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term, and that qualifies as a "variable rate debt instrument" under the regulations, will generally not be treated as having been issued with OID unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. OID on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to,

     . in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or

     . in the case of an objective rate other than a qualified inverse floating rate, a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note.

     In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Floating Rate Note. Applicable regulations generally require that such a Floating Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, as the case may be. Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. After converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument under the rules described above, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument. A U.S. holder of the Floating Rate Note will account for the OID and qualified stated interest as if the U.S. holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

     If a Floating Rate Note does not qualify as a "variable rate debt instrument" under the regulations, then it will be treated as a "contingent payment debt instrument." The regulations contain special rules for determining the timing and amount of OID to be accrued in respect of contingent payment debt instruments. Under applicable Treasury regulations, a U.S. holder generally is required to take contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the issuer and would make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. Additional disclosure will be provided for in the applicable pricing supplement in connection with any offering of Notes that are contingent payment debt instruments. You should consult your own tax advisor regarding the consequences of acquiring, owning and disposing of a contingent payment debt instrument.

     In certain cases, we may have the option to redeem Notes prior to their stated maturity or holders may have the option to require us to repay Notes prior to their stated maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. If you intend to purchase Notes with such features, you should consult your own tax advisor, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes.

     Election to Treat All Interest as OID. Subject to certain limitations, a U.S. holder may elect to include in income all interest on a Note using a constant yield method. For this purpose, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. This election is made for the taxable year in which the U.S. holder acquired the Note, and may not be revoked without the consent of the IRS. U.S. holders should consult their tax advisors concerning the propriety and consequences of this election.

     Short-Term Notes. Notes that have a fixed maturity of one year or less - "short-term notes" - will be treated as having been issued with OID. Absent an election, however, an individual or other cash method U.S. holder of a short-term note generally is not required to accrue OID. If the election is not made, any gain recognized by such a U.S. holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the accrued OID, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is recognized. U.S. holders who report income for United States federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue OID on a short-term note on a straight-line basis or, if they so elect, under a constant yield method.

     Market Discount. If a U.S. holder purchases a Note, other than an OID Note, for an amount that is less than its stated redemption price at maturity or, in the case of an OID Note, for an amount that is less than its adjusted issue price as of the purchase date, the U.S. holder will be treated as having purchased the Note at a "market discount," unless the market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. holder will be required to treat any partial principal payment (or, in the case of an OID Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of

     .    the amount of the payment or the realized gain, or

     . the market discount that has not previously been included in income and is treated as having accrued on the Note at the time of the payment or disposition.

     Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. holder elects to accrue market discount under a constant yield method.

     A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions. A U.S. holder may elect to include market discount in income currently as it accrues, either ratably or under a constant yield method, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Currently included market discount generally is treated as ordinary interest for United States federal income tax purposes. The election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

     Premium. A U.S. holder that purchases an OID Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the OID Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the OID Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that the U.S. holder must include in its gross income with respect to the OID Note for any taxable year, or the portion of any taxable year during which the U.S. holder holds the OID Note, will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     A U.S. holder that purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Note with "amortizable bond premium" equal to the excess. A U.S. holder may elect to amortize this premium under a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be redeemed at a price that is greater than its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

     Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder's adjusted tax basis in the Note. A U.S. holder's adjusted tax basis in a Note generally will equal the U.S. holder's initial investment in the Note increased by any OID included in income (and accrued market discount, if any, if the U.S. holder has included such market discount in income) and decreased by the amount of any payments received, other than qualified stated interest payments, and amortizable bond premium taken with respect to such Note. Gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Generally, for U.S. holders who are individuals, long-term capital gains are subject to a preferential rate of United States federal income tax. The distinction between capital gain or loss and ordinary income or loss is also important in other contexts; for example, for purposes of the limitations on a U.S. holder's ability to offset capital losses against ordinary income.

     Foreign Currency Denominated Notes. The tax treatment of Notes the interest or principal on which may be determined by reference to one or more foreign currencies will depend on the application of special rules to the particular terms of the Notes. The tax considerations relevant to such Notes will be described in an applicable pricing supplement, and each prospective purchaser should consult its tax advisor about such matters.

     Renewable Notes, Extendible Notes, Amortizing Notes, etc. The tax considerations relevant to Renewable Notes, Extendible Notes, Amortizing Notes and other Notes with special terms will be described in an applicable pricing supplement, and each prospective purchaser should consult its tax advisor about such matters.

Non-U.S. Holders

     A non-U.S. holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a Note provided that

     . income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States,

     . the non-U.S. holder is not a controlled foreign corporation related to the Company through stock ownership,

     . in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3) of the Code,

     . the non-U.S. holder does not own (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company, and

     . the non-U.S. holder provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder.

     A non-U.S. holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding at a rate of 30% unless

     . the income is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to United States federal income tax on a net income basis as applicable to U.S. holders generally (unless an applicable income tax treaty provides otherwise), or

     . an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

     In the case of a non-U.S. holder that is a corporation and that receives income that is effectively connected with the conduct of a United States trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of a country with which the United States has an income tax treaty.

     To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a United States trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. These forms must be periodically updated. Also, a non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

     Generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount that constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder. Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of a non-U.S. holder unless the individual is a direct or indirect 10% or greater stockholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a United States trade or business.

Information Reporting and Backup Withholding

     A U.S. holder (other than an "exempt recipient," including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at a rate of 31% (reduced to 30.5% beginning August 7, 2001 and subject to further phased-in rate reductions) on, and to information reporting requirements with respect to, payments of principal or interest on, and to proceeds from the sale, exchange or retirement of, Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding may apply. Non-U.S. holders generally are exempt from information reporting and backup withholding provided, if necessary, they demonstrate their qualification for exemption.

     Holders should consult their tax advisors regarding the qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                    PLAN OF DISTRIBUTION OF MEDIUM-TERM NOTES

     The Notes are being offered on a continuous basis for sale by us through Banc of America Securities LLC, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and BNY Capital Markets, Inc. (the "Agents"). If we agree, an Agent will be allowed to use its best efforts, on an agency basis, to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Unless otherwise agreed and set forth in the applicable pricing supplement, we will pay the Agents a commission that, depending on the maturity of the Notes and the nature of the investor, will range from .125% to 3.00% of the principal amount of any Note sold through the Agents. Commissions and discounts for Notes with maturities in excess of 30 years will be negotiated between the applicable Agent and us at the time of such sale. We may also sell Notes directly to investors and other purchasers on our own behalf in those jurisdictions where we are authorized to do so.

     An Agent may resell the Notes it has purchased from us as principal to other dealers for resale to investors less a concession equal to all or any portion of the discount it received in connection with such purchase. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), concession and discount may be changed.

     We reserve the right to withdraw, cancel or modify any offer to sell Notes without notice and may reject orders in whole or in part (whether placed directly with us or through the Agents). Each Agent will have the right, in its discretion, reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

     Unless otherwise provided in the applicable pricing supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the City of New York on the date of settlement.

     Each Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make in respect thereof. The Agents may engage in transactions with, or perform services for, us in the ordinary course of business.

     No Note will have an established trading market when it is issued. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but no Agent is obligated to do so and may discontinue any market making at any time.

     In addition to Notes being offered through the Agents as described in this prospectus supplement, other series of notes (including other series of Medium-Term Notes) that may have terms identical or similar to the terms of the Notes may be concurrently offered by us on a continuous basis both inside and outside the United States pursuant to one or more separate distribution agreements with the Agents or other agents. Pursuant to these agreements, each agent may also purchase notes as principal for their own account or for resale, and we may make direct sales of notes on our own behalf. Any notes offered and sold according to the previous sentence in excess of certain amounts will reduce correspondingly the maximum aggregate principal amount of Notes that may be offered by this prospectus supplement and the accompanying prospectus.

     BNY Capital Markets, Inc., one of the Agents, is an affiliate of ours. Accordingly, offerings of the Notes in which BNY Capital Markets, Inc. participates will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 LEGAL OPINIONS

     The validity of the Notes is being passed upon for us by Paul A. Immerman, Esq., Senior Counsel to the Bank, and on behalf of the Agents by Pillsbury Winthrop LLP, New York, New York. Mr. Immerman owns shares of our Common Stock (par value $7.50 per share).

PROSPECTUS

                                $1,600,000,000
                      The Bank of New York Company, Inc.
                            Senior Debt Securities
                      Senior Subordinated Debt Securities
                      Junior Subordinated Debt Securities
                                Preferred Stock
                                 Common Stock

                                 BNY Capital V
                                BNY Capital VI
                                BNY Capital VII
                               BNY Capital VIII

                          Trust Preferred Securities
  (fully and unconditionally guaranteed on a subordinated basis, as described herein, by The Bank of New York Company, Inc.)

     The Bank of New York Company, Inc. and each BNY Trust may offer and sell from time to time, in one or more series, up to $1,600,000,000 of the securities listed above in connection with this prospectus. Of this amount, any selling stockholder named in a prospectus supplement may offer and sell from time to time shares of the Common Stock, par value $7.50 per share, of The Bank of New York Company, Inc. that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended. The Bank of New York Company, Inc. will not receive any proceeds from the sale of shares by a selling stockholder.

     The Common Stock of The Bank of New York Company, Inc. is listed on the New York Stock Exchange under the symbol "BK."

     This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest. The supplement may also add, update or change information contained in this prospectus.

     THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE BANK OF NEW YORK COMPANY, INC. AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus and applicable prospectus supplement may be used in the initial sale of the Securities. In addition, The Bank of New York Company, Inc., BNY Capital Markets, Inc. or any other affiliate controlled by The Bank of New York Company, Inc. may use this prospectus and applicable prospectus supplement in a market-making transaction involving the Securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Bank of New York Company, Inc. and its affiliates may act as principal or agent in these transactions.

                  The date of this prospectus is June 18, 2001.

                             ABOUT THIS PROSPECTUS

  This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on The Bank of New York Company, Inc. and its financial statements. The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

  The Bank of New York Company, Inc., a New York corporation (also referred to as the "Company" or "we"), and BNY Capital V, BNY Capital VI, BNY Capital VII and BNY Capital VIII, each a statutory business trust formed under the laws of the State of Delaware (separately each trust is also referred to as a "BNY Trust" and together as the "BNY Trusts") have filed a registration statement with the Securities and Exchange Commission (the "SEC") under a "shelf" registration procedure. Under this procedure the Company and each BNY Trust may offer and sell from time to time, in one or more series, up to $1,600,000,000 or the equivalent in one or more foreign currencies, including the euro, of any of the following securities:

     (i) unsecured senior debt securities,

     (ii) unsecured senior subordinated debt securities,

     (iii) unsecured junior subordinated debt securities,

     (iv) shares of Preferred Stock, no par value,

     (v) shares of Class A Preferred Stock, par value $2.00 per share,

     (vi) depositary shares representing Preferred Stock or Class A Preferred Stock,

     (vii) shares of Common Stock, par value $7.50 per share,

     (viii) Trust Preferred Securities of a BNY Trust, and

     (ix) Guarantees relating to the Trust Preferred Securities.

  The securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may be payable in U.S. dollars or foreign denominated currency or currency units.

  This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

  The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

  The Company and each BNY Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company and each BNY Trust directly or through dealers or agents designated from time to time, which agents may be affiliates of the Company and each BNY Trust. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

  The prospectus supplement will also contain, with respect to the securities being sold, the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of such underwriters and the net proceeds to the Company and each BNY Trust.

  Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

  Additionally, shares of Common Stock may be offered and sold from time to time by any selling stockholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under "Plan of Distribution." Specific information with respect to any offer and sale by any selling stockholder will be set forth in the prospectus supplement relating to that transaction.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

  For the three months ended March 31, 2001 and 2000 and for the five years ended December 31, 2000, the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements of the Company, computed as set forth below, were as follows:

                                                          Three months ended             Year ended December 31:
                                                          ------------------             -----------------------
                                                           3/31/2001    3/31/2000  2000   1999     1998     1997     1996
                                                      --------------    ---------  ----   ----     ----     ----     ----
Earnings to Fixed Charges:
   Excluding Interest on Deposits...................      6.04x          5.57x     5.43x   7.68x   4.83x    5.12x    4.30x
   Including Interest on Deposits...................      2.07           1.94      1.93    2.64    2.05     2.06     2.00

Earnings to Combined Fixed Charges and
 Preferred Stock Dividend
  Requirements:
   Excluding Interest on Deposits...................      4.93x          4.54x     4.48x   6.13x   4.08x    4.35x    4.15x
   Including Interest on Deposits...................      1.98           1.86      1.85    2.48    1.95     1.97     1.98

  For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.


                      WHERE YOU CAN FIND MORE INFORMATION

  The Company and each BNY Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. The Company also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC's website at "http://www.sec.gov".

  The Company's Common Stock ($7.50 Par Value) is listed on the New York Stock Exchange under the symbol "BK". Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The SEC allows the Company to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which the Company has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When the Company updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

  The documents listed below are incorporated by reference into this prospectus:

  .  The Company's Annual Report on Form 10-K for the year ended December 31,
     2000;

  . The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  . The Company's Current Reports on Form 8-K, dated January 16, 2001 and April 16, 2001;

  . The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statements on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

  . Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities.

  You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

          The Bank of New York Company, Inc.
          One Wall Street
          New York, New York 10286
          Attention: Corporate Secretary
          Telephone number (212) 635-1787

  No separate financial statements of any BNY Trust are included in this prospectus. The Company and the BNY Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each BNY Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities (as defined below under the heading "The BNY Trusts") of the Company and issuing the Trust Securities. Furthermore, taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a BNY Trust. For a more detailed discussion see "The BNY Trusts", "Description of Trust Preferred Securities", "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Company does not expect that any of the BNY Trusts will be filing reports under the Exchange Act with the SEC.

  You should only rely on the information contained in this prospectus or any prospectus supplement or incorporated by reference. Neither the Company nor any BNY Trust has authorized anyone to provide you with different information. Neither the Company nor any BNY Trust is making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement. The financial condition, results of operations or business prospects of the Company may have changed since those dates.

                                  THE COMPANY

  The Bank of New York Company, Inc., a New York corporation, is a financial holding company subject to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Our principal wholly-owned banking subsidiary is The Bank of New York (the "Bank"). We provide a complete range of banking and other financial services to corporations and individuals worldwide through our core businesses:
Corporate Banking, Retail Banking, Securities and Other Processing, Trust, Investment Management and Private Banking and Financial Market Services.

  The Bank, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System (the "Federal Reserve"). The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

  The Company's principal asset and source of income is its investment in the Bank and it is a legal entity separate and distinct from the Bank and its other subsidiaries. There are various legal limitations on the extent to which the Bank and the other subsidiaries can finance or otherwise supply funds to the Company and certain of its affiliates. See "Certain Regulatory Considerations" below.

  The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. See "Certain Regulatory Considerations--Dividends".

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of any Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary's creditors (including, in the case of the Bank, and The Bank of New York (Delaware), their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

  Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

                                THE BNY TRUSTS

  Each BNY Trust is a statutory business trust created under Delaware law pursuant to:

     (i) a trust agreement executed by the Company, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

     (ii) a certificate of trust filed with the Delaware Secretary of State.

  Each Trust Agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

  Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

  Each BNY Trust may offer to the public, from time to time, preferred securities (the "Trust Preferred Securities") representing preferred beneficial interests in the applicable BNY Trust. In addition to Trust Preferred Securities offered to the public, each BNY Trust will sell common securities representing common ownership interests in such BNY Trust to the Company (the "Trust Common Securities"). All of the Trust Common Securities of each BNY Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the "Trust Securities."

  Each BNY Trust exists for the exclusive purposes of:

     (i)   issuing and selling its Trust Securities,

     (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company, and

     (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities).

  When any BNY Trust sells its Trust Preferred Securities to the public it will use the money it receives together with the money it receives from the sale of its Trust Common Securities to buy a series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities"). The payment terms of the Corresponding Junior Subordinated Debt Securities will be virtually the same as the terms of that BNY Trust's Trust Preferred Securities (the "Related Trust Preferred Securities").

  Each BNY Trust will own only the applicable series of Corresponding Junior Subordinated Debt Securities. The only source of funds for each BNY Trust will be the payments it receives from the Company on the Corresponding Junior Subordinated Debt Securities. The BNY Trust will use such funds to make cash payments to holders of the Trust Preferred Securities.

  Each BNY Trust will also be a party to an Expense Agreement with the Company. Under the terms of the Expense Agreement the BNY Trust will have the right to be reimbursed by the Company for certain expenses.

  The Trust Common Securities of a BNY Trust will rank equally, and payments will be made thereon pro rata, with the Trust Preferred Securities of such BNY Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Junior Indenture, the rights of the Company, as holder of the Trust Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Trust Preferred Securities of such BNY Trust. See "Description of Trust Preferred Securities--Subordination of Trust Common Securities". The Company will acquire Trust Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each BNY Trust.

  The prospectus supplement relating to any Trust Preferred Securities will contain the details of the cumulative preferential cash distributions ("Distributions") to be made periodically to the holders of the Trust Securities.

  Under certain circumstances the Company may redeem the Corresponding Junior Subordinated Debt Securities which it sold to a BNY Trust. If it does this, the BNY Trust will redeem a like amount of the Trust Preferred Securities which it sold to the public and the Trust Common Securities which it sold to the Company.

  Under certain circumstances the Company may terminate each BNY Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the Related Trust Preferred Securities. If this happens owners of the Related Trust Preferred Securities will no longer have any interest in such BNY Trust and will only own the Corresponding Junior Subordinated Debt Securities.

  Generally the Company needs the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to redeem the Corresponding Junior Subordinated Debt Securities or to terminate one or more BNY Trusts. A more detailed description is provided under the heading "Description of Trust Preferred Securities--Liquidation Distribution Upon Termination".

  Unless otherwise specified in the applicable prospectus supplement:

  . Each BNY Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may terminate earlier as provided in the applicable Trust Agreement.

  .  Each BNY Trust's business and affairs will be conducted by its trustees.

  . The trustees will be appointed by the Company as holder of the Trust Common Securities.

  . The trustees will be Bank One, National Association, as the Property Trustee (the "Property Trustee"), Bank One Delaware, Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "BNY Trust Trustees"). Bank One, National Association, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Bank One, National Association will also act as trustee under the Guarantees and the Junior Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities".

  . If an event of default under the Trust Agreement for a BNY Trust has occurred and is continuing, the holder of the Trust Common Securities of that BNY Trust, or the holders of a majority in Liquidation Amount of the Related Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee for such BNY Trust.

  . Under all circumstances, only the holder of the Trust Common Securities has the right to vote to appoint, remove or replace the Administrative Trustees.

  . The duties and obligations of each BNY Trust Trustee are governed by the applicable Trust Agreement.

  . The Company will pay all fees and expenses related to each BNY Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BNY Trust.

  The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286 and its telephone number is (212) 495-1784.


                       CERTAIN REGULATORY CONSIDERATIONS

General

  As a bank holding company and a financial holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended by the Graham-Leach-Bliley Act, which became effective March 11, 2000. The Company's declaration to become a financial holding company became effective on August 11, 2000.

  For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, financial holding companies and specific information relevant to the Company, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and any other subsequent report filed with the SEC by the Company, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of investors.

  As a result of this regulatory framework, the Company's earnings are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, which is the principal federal regulator of the Company's banking subsidiaries, and the Federal Deposit Insurance Corporation, which insures, up to applicable limits, the deposits of the Bank and the Company's other insured bank subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the Company's business activities. A change in the applicable statutes, regulations or regulatory policy may have a material effect on the Company's business.

  The Company's subsidiary banks are also subject to regulation, supervision and examination by applicable federal and state banking agencies. The Bank, the Company's principal banking subsidiary, is a New York chartered banking corporation, a member of the Federal Reserve and subject to regulation, supervision and examination by the Federal Reserve Board and by the New York State Banking Department. Depository institutions, such as the Bank, are also affected by various state and federal laws, including those related to consumer protection and similar matters.

  The Company also has other financial service subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies and self regulatory organization. For example, the Company's brokerage subsidiaries are subject to supervision and regulation by the SEC, the National Association of Securities Dealers, the New York Stock Exchange and state securities regulators.

Dividends

  The Company is a legal entity separate and distinct from its subsidiaries (including the Bank), although the principal source of the Company's cash revenues are payments of interest and dividends from the Bank. There are various legal and regulatory limitations on the extent to which the Bank can finance or otherwise supply funds to the Company and certain of its other affiliates.

  The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net income of the Bank for such year combined with retained net income for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than "undivided profits then on hand."

  Under the first of these two standards, at March 31, 2001 the Bank could declare dividends of approximately $866 million. As of March 31, 2001 the second standard was less restrictive than the first.

  In addition to these statutory tests, the Bank's primary federal regulator (the Federal Reserve Board) could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

  Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In the year ended December 31, 2000, the Company's net income available to common stockholders was $1,429 million and it paid common stock dividends totaling $484 million.

Transactions with Affiliates

  The Federal Reserve Act limits amounts of, and requires collateral on, extensions of credit by the Company's insured bank subsidiaries to the Company and, with certain exceptions, its nonbank affiliates; also, there are restrictions on the amounts of investment by such banks in stock and other securities of the Company and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by insured bank subsidiaries to each of the Company and such affiliates are limited to 10% of such bank subsidiary's Tier 1 capital, and in the aggregate for the Company and all such affiliates to 20%.

                                USE OF PROCEEDS

  Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, investments in, or extensions of credit to, the Bank and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

  The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling stockholder.

                   DESCRIPTION OF SENIOR DEBT SECURITIES AND
                      SENIOR SUBORDINATED DEBT SECURITIES

Summary

  The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities (referred to as the "Debt Securities" in this section only) sets forth certain general terms and provisions. The particular terms of any offering of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the:

  .  specific designation

  .  aggregate principal amount

  .  denominations

  .  maturity

  .  premium, if any

  .  interest rate, if any (which may be fixed or variable)

  .  dates interest is paid

  .  terms for redemption at the option of the Company or the holder, if any

  .  terms for sinking or purchase fund payments, if any

  .  currency or currencies of denomination and payment, if other than U.S.
     dollars

  .  securities exchanges, if any, on which the Debt Securities are to be listed

  .  initial public offering price

  .  principal amounts, if any, to be purchased by underwriters

  . other terms in connection with the offering and sale of the Debt Securities being sold.

  All or a portion of the Debt Securities may be issued in global form. This means that you will not receive a paper certificate. Instead you will receive a statement showing your ownership of the Debt Securities that you purchased. A more detailed discussion appears under the heading "Book-Entry Issuance."

  Senior and Senior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Senior and Senior Subordinated Debt Securities will be described in the applicable prospectus supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

  The Senior Debt Securities are to be issued under an Indenture, dated as of July 18, 1991, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Senior Trustee"). The Senior Subordinated Debt Securities are to be issued under an Indenture, dated as of October 1, 1993, as it may be supplemented from time to time (the "Senior Subordinated Indenture"), between the Company and Chase Manhattan Trust Company, National Association, as Trustee (the "Senior Subordinated

Trustee"). The Senior Indenture is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company's Registration Statement on Form S-3 (No. 33-51984) and the Senior Subordinated Indenture is incorporated as an exhibit to the Registration Statement of which this prospectus is a part by reference to the Company's Registration Statement on Form S-3 (No. 33-50333). The two Indentures are sometimes referred to collectively as the "Indentures," and the two Trustees are sometimes referred to collectively as the "Trustees." The Indentures are qualified under the Trust Indenture Act.

  The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms.

  Wherever we refer to particular sections, articles or defined terms of the Applicable Indentures we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

  The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. The Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities will be unsecured subordinated obligations of the Company. A more complete discussion appears under the heading "--Subordination of Senior Subordinated Debt Securities."

  The particular terms of any series of Debt Securities will be contained in the prospectus supplement. The prospectus supplement will specify the following terms or additional provisions of the Debt Securities:

     (1) the title of the series of Debt Securities;

     (2) whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

     (3) any limit on the aggregate principal amount of the series of Debt Securities;

     (4) the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

     (5) the Person to whom any interest on a Debt Security of such series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

     (6) the date or dates on which the principal of the series of Debt Securities will be payable;

     (7) the rate or rates (or the formula pursuant to which such rate or rates shall be determined) per annum at which the series of Debt Securities will bear interest, if any;

     (8) the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

     (9) the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities shall be payable;

     (10) the period or periods within which, the price or prices at which, and the terms and conditions upon which, the series of Debt Securities may be redeemed in whole or in part, at the option of the Company;

     (11) the obligation, if any, of the Company to redeem, repay, or purchase such series of Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (12) the denominations in which such series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     (13) the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than United States dollars;

     (14) if the principal of (and premium, if any) or interest, if any, on such series of Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such series of Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

     (15) the index, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

     (16) the portion of the principal amount of such series of Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the principal amount thereof;

     (17) any additional Events of Default or, in the case of Senior Subordinated Debt Securities, Default, solely with respect to the Debt Securities;

     (18) whether the provisions of the Applicable Indenture described under "--Defeasance and Covenant Defeasance" will be applicable to such Debt Securities;

     (19) whether any of the series of Debt Securities are to be issuable in global form;

     (20) any additional restrictive covenants included solely for the benefit of the series of Debt Securities;

     (21) if the series of Debt Securities are Senior Subordinated Debt Securities, whether the provisions in the Senior Subordinated Indenture described under "--Subordination of Senior Subordinated Debt Securities" or other subordination provisions will be applicable to such Senior Subordinated Debt Securities; and

     (22) any additional terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture. (Sections 301 and 901).

  With respect to Debt Securities sold through underwriters or agents, the maturities and interest rates of such Debt Securities may be fixed by the Company from time to time, in which case such maturities and rates will not be set forth in the prospectus supplement relating thereto.

  Unless otherwise provided in the prospectus supplement:

     (i) principal of (and premium, if any) and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register. (Sections 202, 305 and 1002); and

     (ii) the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. (Section 302).

  No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

  Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. "Original Issue Discount Debt Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101).

  If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary's creditors (including, in the case of the Bank and The Bank of New York (Delaware), their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the Subsidiary.

  Indebtedness of the Company which is senior to the Senior Subordinated Debt Securities, at March 31, 2001, totaled approximately $2,077,157,020. This amount does not include indebtedness of subsidiaries of the Company. See also "The Company" and "Certain Regulatory Considerations" for a more detailed discussion.

  The Indentures do not contain any provisions that would provide protection to Holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

  The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See "--Merger, Consolidation and Sale of Assets" for a more detailed discussion.

  The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See "Modification of the Indentures" for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

  The payment of the principal of and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest on the Senior Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the Senior Subordinated Indenture, "Excess Proceeds") and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on the Senior Subordinated Debt Securities. No payments on account of principal of or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the Senior Subordinated Indenture).

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the holders of Senior Subordinated Debt Securities.

  Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) the principal of (and premium, if any), and interest on all of the Company's indebtedness for money borrowed, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not include Existing Subordinated Indebtedness. (Section 101 of the Senior Subordinated Indenture). The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the Senior Subordinated Indenture).

  Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities, Existing Subordinated Indebtedness means the Company's:

  .  $350,000,000 7.625% Subordinated Notes due 2002

  .  $250,000,000 7.875% Subordinated Notes due 2002

  .  $300,000,000 6.625% Subordinated Notes due 2003

  .  $250,000,000 6.50% Subordinated Notes due 2003

  .  $300,000,000 8.50% Subordinated Notes due 2004

  .  $300,000,000 7.30% Subordinated Notes due 2009

  .  $25,000,000 7.00% Subordinated Medium-Term Notes Series C due 2009

  .  $35,000,000 7.55% Senior Subordinated Medium-Term Notes Series D due 2009

  .  $25,000,000 7.20% Senior Subordinated Medium-Term Notes Series D due 2009

  .  $15,000,000 7.05% Senior Subordinated Medium-Term Notes Series D due 2009

  .  $15,000,000 7.10% Senior Subordinated Medium-Term Notes Series D due 2009

  .  $15,000,000 7.625% Senior Subordinated Medium-Term Notes Series D due 2010

  .  $30,000,000 7.50% Subordinated Retail Medium-Term Notes due 2010

  .  $50,000,000 7.54% Subordinated Retail Medium-Term Notes due 2010

  .  $50,000,000 7.00% Subordinated Retail Medium-Term Notes due 2010

  .  $10,000,000 6.70% Subordinated Retail Medium-Term Notes due 2011

  .  $25,000,000 6.60% Subordinated Retail Medium-Term Notes due 2011

  .  $10,000,000 6.70% Subordinated Retail Medium-Term Notes due 2011

  .  $15,000,000 6.75% Subordinated Retail Medium-Term Notes due 2011

  .  $10,000,000 7.00% Subordinated Retail Medium-Term Notes due 2011

  .  $10,000,000 7.00% Subordinated Retail Medium-Term Notes due 2011

  .  $20,000,000 7.10% Subordinated Retail Medium-Term Notes due 2011

  .  $25,000,000 6.50% Subordinated Retail Medium-Term Notes due 2013

  .  $15,000,000 6.57% Subordinated Retail Medium-Term Notes Series C due 2013

  .  $25,000,000 6.50% Subordinated Retail Medium-Term Notes Series C due 2013

  .  $10,000,000 6.50% Subordinated Retail Medium-Term Notes Series C due 2013

  .  $25,000,000 6.25% Subordinated Retail Medium-Term Notes Series C due 2013

  .  $25,000,000 6.10% Subordinated Retail Medium-Term Notes Series C due 2014

  .  $40,000,000 6.25% Subordinated Retail Medium-Term Notes Series C due 2014

  .  $35,000,000 6.50% Subordinated Retail Medium-Term Notes Series C due 2014

  .  $10,000,000 6.50% Subordinated Retail Medium-Term Notes Series C due 2014

  .  $25,000,000 7.125% Senior Subordinated Medium-Term Notes Series D due 2014

  .  $25,000,000 7.75% Senior Subordinated Medium-Term Notes Series D due 2014

  .  $25,000,000 7.75% Senior Subordinated Medium-Term Notes Series D due 2014

  .  $40,000,000 7.75% Senior Subordinated Medium-Term Notes Series D due 2014

  .  $20,000,000 7.30% Senior Subordinated Medium-Term Notes Series D due 2014

  .  $10,000,000 7.125% Subordinated Retail Medium-Term Notes due 2015

  .  $25,000,000 6.75% Subordinated Retail Medium-Term Notes due 2018

  .  $10,000,000 6.20% Subordinated Medium-Term Notes Series C due 2018

  .  $25,000,000 6.72% Subordinated Medium-Term Notes Series C due 2019

  .  $25,000,000 8.00% Senior Subordinated Medium-Term Notes Series D due 2015

  .  $25,000,000 7.60% Senior Subordinated Medium-Term Notes Series D due 2010

  .  $25,000,000 7.60% Senior Subordinated Medium-Term Notes Series D due 2010

  .  $25,000,000 7.40% Senior Subordinated Medium-Term Notes Series D due 2010

  .  $25,000,000 7.75% Senior Subordinated Medium-Term Notes Series D due 2015

  .  $25,000,000 7.50% Senior Subordinated Medium-Term Notes Series D due 2010

  .  $25,000,000 7.75% Senior Subordinated Medium-Term Notes Series D due 2015

  .  $25,000,000 7.60% Senior Subordinated Medium-Term Notes Series D due 2015

  .  $25,000,000 7.75% Senior Subordinated Medium-Term Notes Series D due 2015

  .  $25,000,000 7.53% Senior Subordinated Medium-Term Notes Series D due 2015

  .  $20,000,000 6.625% Senior Subordinated Medium-Term Note Series D due 2016

  .  $50,000,000 7.00% Senior Subordinated Medium-Term Note Series D due 2016

  .  $14,424,126 Zero Coupon Subordinated Medium-Term Notes Series C due 2014

  .  $21,789,614 Zero Coupon Subordinated Medium-Term Notes Series C due 2014

  .  $15,183,335 Zero Coupon Subordinated Medium-Term Notes Series C due 2014

  .  $84,685,499 Zero Coupon Subordinated Retail Medium-Term Notes due 2028 and

  .  $40,010,845 Zero Coupon Subordinated Retail Medium-Term Notes due 2028

  Unless otherwise specified in the prospectus supplement, the term "Other Financial Obligations" means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

     (i)   securities contracts and foreign currency exchange contracts,

     (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

     (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and
  (B) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Debt Securities. Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Entitled

  Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the Senior Subordinated Indenture).

  Indebtedness of the Company which is senior to the Senior Subordinated Debt Securities, at March 31, 2001, totaled approximately $2,077,157,020.

  Indebtedness of the Company which ranks equally with the Senior Subordinated Debt Securities, at March 31, 2001, totaled approximately $2,996,192,018.

  The Company's obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the Holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Senior Subordinated Indenture.

  The Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities, but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. The Senior Debt Securities, when issued, will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the Junior Indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

  The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Global Debt Securities

  Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

Defeasance and Covenant Defeasance

  The Indentures provide, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Applicable Indenture (which will be indicated in the prospectus supplement applicable thereto), that the Company may elect to apply either of two types of defeasance provisions to such Debt Securities. It may elect either:

  (A) "Legal defeasance" which means the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under "--Subordination of Senior Subordinated Debt Securities" and except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

or

  (B) "Covenant defeasance" which means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities,
Section 503(C) of the Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities,
Section 503(D) of the Senior Subordinated Indenture (with respect to Section 1005 of the Indentures containing the covenant to pay taxes and other claims,
Section 1006 of the Senior Indenture containing the restrictions described under "--Limitation on Disposition of Stock of the Bank") and Sections 501(4) and 501(5) of the Senior Indenture and Sections 503(C) and 503(D) of the Senior Subordinated Indenture containing the provisions described under "--Defaults" relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under "--Subordination of Senior Subordinated Debt Securities."

  Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

  Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a Holder would recognize gain or loss equal to the difference between the Holder's cost or other tax basis for such Debt Securities and the value of the Holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

  The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. (Article 13 and Article 14 of the Senior Indenture and the Senior Subordinated Indenture, respectively).

  The prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

  The terms "Intermediate Subsidiary" and "Voting Stock," both of which are used below, are defined in the Senior Indenture.

  Intermediate Subsidiary means a subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest.

  Voting Stock means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities issued pursuant to it are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company's assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary), nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, shall not preclude the Bank from being consolidated with or merged into another domestic banking corporation, if after such merger or consolidation the Company, any successor thereto in a permissible merger, or any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company will further covenant that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. (Section 1006 of the Senior Indenture).

Defaults

 The Senior Indenture

  The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

     (a) default for 30 days in payment of interest on any Senior Debt Security of that series;

     (b) default in payment of principal of (or premium, if any), on any Senior Debt Security of that series at Maturity;

     (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

     (d) failure by the Company for 60 days after due notice in performance or the breach of any covenant or warranty in the Senior Indenture or any Senior Debt Security of a particular series (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series);

     (e) (i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount; or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

     (f) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

     (g) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

  If an Event of Default occurs with respect to any series of Senior Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). As explained in more detail in Sections 502 and 513 of the Senior Indenture, holders of a majority of the principal amount may rescind this action.

The Senior Subordinated Indenture

  The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company. (Section
501).

  The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

  .  an Event of Default;

  . default for 30 days in payment of interest on any Senior Subordinated Debt Securities of that series;

  . default in payment of principal of (or premium, if any), on any Senior Subordinated Debt Security of that series at Maturity;

  . default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

  . failure by the Company for 60 days after due notice in performance or the breach of any covenant or warranty in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of a particular series (other than a covenant or warranty included in the Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities);

  . (i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities or other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount: or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

  . any other Default with respect to Senior Subordinated Debt Securities of that series.

  In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings as the Trustee deems most effectual. In case of a Default (including a default in the payment of principal or interest) there is no right to declare the principal amount of the series immediately payable.

  If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, as explained in more detail below holders of a majority of the principal amount may rescind this action.

  Upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any), or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the Holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

Senior and Senior Subordinated Indentures

  The Indentures provide that the applicable Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time outstanding with respect to which it is Trustee, give to the Holders of the outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any), or interest on any Debt Security of that series, or in the payment of any sinking fund installment which is provided, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any), or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section
602).

  The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the Holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

  The Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the Senior Indenture and Section 1004 of the Senior Subordinated Indenture).

Modification of the Indentures

  From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

  Modification and amendments of each Indenture may be made by the Company and the Trustee under the applicable Indenture, only with the consent of the Holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the Holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to Holders in the case of the Senior Subordinated Indenture), except that no such supplemental indenture may:

     (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

     (b) reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

     (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof,

     (d) adversely affect any right of repayment at the option of the Holder of any Debt Security;

     (e) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

     (f) change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

     (g) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

     (h) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

     (i) modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

     (j) in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders' consent.

  The Indentures provide, however, that each of the amendments and modifications listed in clauses (a) through (i) and, in the case of the Senior Subordinated Indenture, (j) above may be made with the consent of the Holder of each outstanding Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

  The Company, without the consent of the Holders of any of the Debt Securities under either Indenture, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

     (i) if applicable, the successor is a Person, organized under the laws of any domestic jurisdiction;

     (ii) the successor Person, if other than the Company, assumes the Company's obligations on the Debt Securities and under the Indentures;

     (iii) after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

     (iv)  certain other conditions are met. (Section 801).

  Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

  The Indentures provide that, in determining whether the Holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

     (i) the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default,

     (ii) the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in (i) above), and

     (iii) Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Concerning the Trustees

     Bankers Trust Company and Chase Manhattan Trust Company, National Association are the Trustees under the Senior Indenture and the Senior Subordinated Indenture, respectively. Chase Manhattan Trust Company, National Association is also trustee under the Senior Subordinated Indenture for the
Company's:

     .  6.50% Subordinated Notes due December 2003

     .  8.50% Subordinated Notes due December 2004

     .  7.30% Subordinated Notes due 2009

     .  7.5% Subordinated Retail Medium-Term Notes due August 2010

     .  7.54% Subordinated Retail Medium-Term Notes due August 2010

     .  7.00% Subordinated Retail Medium-Term Notes due November 2010

     .  7.125% Subordinated Retail Medium-Term Notes due November 2015

     .  6.60% Subordinated Retail Medium-Term Notes due February 2011

     .  6.70% Subordinated Retail Medium-Term Notes due February 2011

     .  6.70% Subordinated Retail Medium-Term Notes due February 2011

     .  6.75% Subordinated Retail Medium-Term Notes due March 2011

     .  7.00% Subordinated Retail Medium-Term Notes due March 2011

     .  7.00% Subordinated Retail Medium-Term Notes due March 2011

     .  7.10% Subordinated Retail Medium-Term Notes due March 2011

     .  6.75% Subordinated Retail Medium-Term Notes due February 2018

     .  6.50% Subordinated Retail Medium-Term Notes due February 2013

     .  Zero Coupon Subordinated Retail Medium-Term Notes due March 2028

     .  Zero Coupon Subordinated Retail Medium-Term Notes due March 2028

     .  6.57% Subordinated Medium-Term Notes Series C due May 2013

     .  6.50% Subordinated Medium-Term Notes Series C due July 2013

     .  6.50% Subordinated Medium-Term Notes Series C due September 2013

     .  6.25% Subordinated Medium-Term Notes Series C due September 2013

     .  6.20% Subordinated Medium-Term Notes Series C due October 2018

     .  6.10% Subordinated Medium-Term Notes Series C due February 2014

     .  6.25% Subordinated Medium-Term Notes Series C due February 2014

     .  6.50% Subordinated Medium-Term Notes Series C due March 2014

     .  Zero Coupon Subordinated Medium-Term Notes Series C due April 2014

     .  Zero Coupon Subordinated Medium-Term Notes Series C due April 2014

     .  Zero Coupon Subordinated Medium-Term Notes Series C due April 2014

     .  6.50% Subordinated Medium-Term Notes Series C due May 2014

     .  6.72% Subordinated Medium-Term Notes Series C due May 2019

     .  7.00% Subordinated Medium-Term Notes Series C June 2009

     .  7.55% Senior Subordinated Medium-Term Notes Series D due August 2009

     .  7.20% Senior Subordinated Medium-Term Notes Series D due August 2009

     .  7.75% Senior Subordinated Medium-Term Notes Series D due September 2014

     .  7.125% Senior Subordinated Medium-Term Notes Series D due September 2014

     .  7.75% Senior Subordinated Medium-Term Notes Series D due September 2014

     .  7.05% Senior Subordinated Medium-Term Notes Series D due October 2009

     .  7.75% Senior Subordinated Medium-Term Notes Series D due November 2014

     .  7.10% Senior Subordinated Medium-Term Notes Series D due November 2009

     .  7.30% Senior Subordinated Medium-Term Notes Series D due November 2014

     .  7.625% Senior Subordinated Medium-Term Notes Series D due January 2010

     .  8.00% Senior Subordinated Medium-Term Notes Series D due June 2015

     .  7.60% Senior Subordinated Medium-Term Notes Series D due July 2010

     .  7.60% Senior Subordinated Medium-Term Notes Series D due July 2010

     .  7.40% Senior Subordinated Medium-Term Notes Series D due August 2010

     .  7.75% Senior Subordinated Medium-Term Notes Series D due September 2015

     .  7.50% Senior Subordinated Medium-Term Notes Series D due September 2010

     .  7.75% Senior Subordinated Medium-Term Notes Series D due September 2015

     .  7.60% Senior Subordinated Medium-Term Notes Series D due October 2015

     .  7.75% Senior Subordinated Medium-Term Notes Series D due October 2015

     .  7.53% Senior Subordinated Medium-Term Notes Series D due October 2015

     .  6.625% Senior Subordinated Medium-Term Note Series D due 2016

     .  7.00% Senior Subordinated Medium-Term Note Series D due 2016

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

Summary

     The following description of the terms of the Junior Subordinated Debt Securities sets forth certain general terms and provisions. The particular terms of any Junior Subordinated Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Junior Subordinated Debt Securities:

       (1)  the title of the Junior Subordinated Debt Securities;

       (2) any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities;

       (3) the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the "Stated Maturity") or the method of determination thereof and the Company's right to shorten or extend such date or dates;

       (4) the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest;

       (5) the dates on which any such interest shall be payable (the "Interest Payment Dates");

       (6) the right, if any, of the Company to defer or extend an Interest Payment Date;

       (7) the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

       (8) the place or places where, subject to the terms of the Junior Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities will be payable and where, subject to the terms of the Junior Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities and the Junior Indentures may be made ("Place of Payment");

       (9) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or a holder thereof;

       (10) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debt Securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation ;

       (11) the denominations in which any Junior Subordinated Debt Securities shall be issuable if other than denominations of $25.00 and any integral multiple thereof;

       (12) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated;

       (13) any additions, modifications or deletions in the events of default under the Junior Indenture or covenants of the Company specified in the Junior Indenture with respect to the Junior Subordinated Debt Securities;

       (14) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof;

       (15) any additions or changes to the Junior Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registerable or not registerable as to principal, and with or without interest coupons;

       (16) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined;

       (17) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debt Securities of such series;

       (18) subject to the terms described herein under "--Global Junior Subordinated Debt Securities", whether the Junior Subordinated Debt Securities of the series shall be represented by fully registered global certificates and, in such case, the depositary for such global certificates, which Depositary shall be a clearing agency registered under the Exchange Act;

       (19) the appointment of any paying agent or agents;

       (20) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debt Securities into other Company securities;

       (21) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable;

       (22) the relative degree, if any, to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and

       (23) any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Indenture.

     Unless otherwise provided in the related prospectus supplement, the Junior Subordinated Debt Securities will be issued in global (book-entry) form to a BNY Trust. The Corresponding Junior Subordinated Debt Securities will be registered in the name of the Property Trustee who will hold the Corresponding Junior Subordinated Debt Securities for the benefit of the holders of the Trust Preferred Securities.

     The Junior Subordinated Debt Securities are to be issued in one or more series under a Junior Subordinated Indenture, dated as of December 25, 1996, as supplemented from time to time (as so supplemented, the "Junior Indenture"), between the Company and Bank One, National Association (f/k/a The First National Bank of Chicago), as trustee (the "Junior Indenture Trustee").

     The following summary of certain terms and provisions of the Junior Subordinated Debt Securities, Corresponding Junior Subordinated Debentures and the Junior Indenture, is not complete. For a complete description you should read the Junior Indenture. The Junior Indenture is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company's Registration Statement on

Form S-3 (Nos. 333-40837, 333-40837-01, 333-40837-02 and 333-40837-03). The
Junior Indenture is qualified under the Trust Indenture Act.

     Wherever we refer to particular sections, articles or defined terms of the Junior Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Junior Indenture.

General

     Each series of Junior Subordinated Debt Securities will rank equally with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Indenture to all Senior Debt of the Company, including the Senior Debt Securities and the Senior Subordinated Debt Securities. See "-- Subordination".

     Indebtedness of the Company which is senior to the Junior Subordinated Debt Securities, at March 31, 2001, totaled approximately $5,073,349,038. This amount does not include indebtedness of subsidiaries of the Company. See also "The Company" and "Certain Regulatory Considerations" for a more detailed discussion.

     Except as otherwise provided in the applicable prospectus supplement, the Junior Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

     The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

     The Junior Indenture does not limit the aggregate principal amount of the Junior Subordinated Debt Securities or of any particular series of Junior Subordinated Debt Securities that may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued from time to time in series.

     If the Junior Subordinated Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Junior Subordinated Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Junior Subordinated Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

     The Junior Indenture does not contain any provisions that would provide protection to holders of the Junior Subordinated Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

     The Junior Indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the Junior Subordinated Debt Securities, and we will be released from all liabilities and obligations. See "Consolidation, Merger, Sale of Assets and Other Transactions" for a more detailed discussion.

     The Junior Indenture provides that the Company and the Junior Indenture Trustee may change certain of our obligations or certain of your rights concerning the Junior Subordinated Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Junior Subordinated Debt Securities, every holder in the series must consent. See "Modification of the Junior Indenture" for a more detailed discussion.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. See "Book Entry Issuance." Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debt Securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Indenture. The Company will appoint the Junior Indenture Trustee as securities registrar under the Junior Indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Company with respect to any series of Junior Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debt Securities.

     In the event of any redemption, neither the Company nor the Junior Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debt Securities of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debt Securities

     Unless otherwise stated in a prospectus supplement or unless issued to a BNY Trust as Corresponding Junior Subordinated Debentures each series of the Junior Subordinated Debt Securities will be represented by fully registered global certificates issued as global Junior Subordinated Debt Securities to be deposited with a depositary with respect to that series instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on Junior Subordinated Debt Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Junior Indenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) except in the case of Junior Subordinated Debt Securities represented by global certificates or issued to a BNY Trust, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on Junior Subordinated Debt Securities will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debt Securities.

     Any moneys deposited with the Junior Indenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Option to Defer Interest Payments

     If provided in the applicable prospectus supplement, so long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time and from time to time during the term of any series of Junior Subordinated Debt Securities to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement. As a consequence of any such deferral, Distributions on the Related Trust Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the prospectus supplement for such Trust Preferred Securities) by the BNY Trust of such Trust Preferred Securities during any such Extension Period. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity in all respects with or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock). Prior to the termination of any such applicable Extension Period, the Company may further defer the payment of interest.

     This covenant will also apply if:

       (i) The Company has actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Junior Indenture with respect to such Junior Subordinated Debt Securities and the Company has not taken reasonable steps to cure the event; and

       (ii) if such Junior Subordinated Debt Securities are held by a BNY Trust, the Company is in default with respect to its payment of any obligations under the Guarantee related to the Related Trust Preferred Securities.

Redemption

  Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable prospectus supplement, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. If the Junior Subordinated Debt Securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities in denominations larger than $25.00 may be redeemed in part but only in integral multiples of $25.00. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the applicable prospectus supplement, if a Tax Event in respect of a series of Junior Subordinated Debt Securities or a Capital Treatment Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debt Securities in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

  "Tax Event" means the receipt by a BNY Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the related Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such BNY Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such BNY Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the related Trust Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

Modification of the Junior Indenture

  From time to time the Company and the Junior Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the Related Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Indenture under the Trust Indenture Act. The Junior Indenture contains provisions permitting the Company and the Junior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to modify the Junior Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debt Securities in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debt Securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or
(ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the holders of which are required to consent to any such modification of the Junior Indenture, provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Trust Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Junior Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Junior Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Trust Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Trust Preferred Securities.

  In addition, the Company and the Junior Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Indenture for the purpose of creating any new series of Junior Subordinated Debt Securities.

Junior Subordinated Debt Security Events of Default

  The Junior Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debt Securities:

     (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debt Securities, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period);

     (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity or upon redemption;

     (iii) failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Company from the Junior Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debt Securities; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee. The Junior Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected may declare the principal (or, if the Junior Subordinated Debt Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a prospectus supplement) due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Indenture Trustee or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Junior Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The Company is required to file annually with the Junior Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debt Securities, and any other amounts payable under the Junior Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.

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

Enforcement of Certain Rights by Holders of Trust Preferred Securities

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Corresponding Junior Subordinated Debt Securities on the date such interest or principal is due and payable, a holder of the Related Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Related Trust Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Related Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable BNY Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Junior Indenture to set-off any payment made to such holder of the Related Trust Preferred Securities by the Company in connection with a Direct Action.

  The holders of such Related Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an event of default under the Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice".

Consolidation, Merger, Sale of Assets and Other Transactions

  The Junior Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

           (i) in case the Company consolidates with or merges into another Person (and the Company is not the surviving Person) or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debt Securities issued under the Junior Indenture;

           (ii) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

           (iii) certain other conditions as prescribed by the Junior Indenture are met.

  The general provisions of the Junior Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

Satisfaction and Discharge

  The Junior Indenture provides that when, among other things, all Junior Subordinated Debt Securities not previously delivered to the Junior Indenture Trustee for cancellation:

           (i)   have become due and payable,

           (ii) will become due and payable at their Stated Maturity within one year, or

           (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Indenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Indenture.

Defeasance and Covenant Defeasance

  The Junior Indenture provides, if such provision is made applicable to the Junior Subordinated Debt Securities of any series (which will be indicated in the prospectus supplement applicable thereto), that the Company may elect either:

     (A) to defease ("defeasance") and be discharged from any and all obligations with respect to such Junior Subordinated Debt Securities then outstanding (including the provisions described under "--Subordination" and except for the obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Junior Subordinated Debt Securities, to maintain an office or agency in respect of the Junior Subordinated Debt Securities and to hold moneys for payment in trust) or

     (B) to be released from its obligations with respect to such Junior Subordinated Debt Securities then outstanding under any sections of the Junior Indenture applicable to such Junior Subordinated Debt Securities that are subject to covenant defeasance ("covenant defeasance") upon the deposit with the Debenture Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest on such Junior Subordinated Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

  As a condition to defeasance or covenant defeasance, the Company must deliver to the Debenture Trustee an Opinion of Counsel (as specified in the Junior Indenture) to the effect that the holders of such Junior Subordinated Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Junior Indenture.

  Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Junior Subordinated Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Junior Subordinated Debt Securities and the value of the holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Junior Subordinated Debt Securities. Purchasers of such Junior Subordinated Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

  The Company may exercise its defeasance option with respect to Junior Subordinated Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of the Junior Subordinated Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Junior Subordinated Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Junior Subordinated Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

  The prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Junior Subordinated Debt Securities of a particular series.

Conversion or Exchange

  If and to the extent indicated in the applicable prospectus supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Junior Subordinated Debt Securities of another series or into other securities of the Company. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

  The Junior Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Junior Indenture, to all Senior Debt of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

  As used in this section, "Senior Debt" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Company's Senior Subordinated Debt Securities and any Senior Subordinated Debt Securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debt Securities of any series or any Junior Subordinated Debt Securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debt Securities. Substantially all of the existing indebtedness of the Company constitutes Senior Debt.

  Indebtedness of the Company which is senior to the Junior Subordinated Debentures, at March 31, 2001, totaled approximately $5,073,349,038. Indebtedness existing under the Junior Indenture, at March 31, 2001, totaled approximately $1,546,393,500. These amounts do not include indebtedness of subsidiaries of the Company.

 In the event of:

     (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

     (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     (iii) any assignment by the Company for the benefit of creditors, or

     (iv) any other marshaling of the assets of the Company, then all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debt Securities.

  In such event, any payment or distribution on account of the Junior Subordinated Debt Securities, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debt Securities, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debt Securities, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debt Securities. If any payment or distribution on account of the Junior Subordinated Debt Securities of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debt Securities in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Junior Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Trust Expenses

  Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debt Securities, the Company, as holder of the Trust Common Securities, will irrevocably and unconditionally agree with each BNY Trust that holds Junior Subordinated Debt Securities that the Company will pay to such BNY Trust, and reimburse such BNY Trust for, the full amounts of any costs, expenses or liabilities of the BNY Trust, other than obligations of the BNY Trust to pay to the holders of any Trust Preferred Securities or other similar interests in the BNY Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the BNY Trust that are required by applicable law to be satisfied in connection with a termination of such BNY Trust.

Governing Law

  The Junior Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Indenture Trustee

  The Junior Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

Corresponding Junior Subordinated Debt Securities

  The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Indenture with terms corresponding to the terms of a series of Related Trust Preferred Securities. In that event, concurrently with the issuance of each BNY Trust's Trust Preferred Securities, such BNY Trust will invest the proceeds thereof and the consideration paid by the Company for the Trust Common Securities of such BNY Trust in such series of Corresponding Junior Subordinated Debt Securities issued by the Company to such BNY Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and the Trust Common Securities of such BNY Trust and will rank on a parity with all other series of Junior Subordinated Debt Securities. Holders of the Related Trust Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Junior Indenture" and "--Debenture Events of Default", unless provided otherwise in the prospectus supplement for such Related Trust Preferred Securities.

  Unless otherwise specified in the applicable prospectus supplement, if a Tax Event or a Capital Treatment Event in respect of a BNY Trust shall occur and be continuing, the Company may, at its option and subject to prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole but not in part, subject to the provisions of the Junior Indenture and whether or not such Corresponding Junior Subordinated Debt Securities are then otherwise redeemable at the option of the Company. Unless provided otherwise in the related prospectus supplement, the redemption price for any Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable BNY Trust is the holder of all the outstanding Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the BNY Trust to redeem the corresponding Trust Securities in accordance with their terms. In lieu of such redemption, the Company has the right to dissolve the applicable BNY Trust and to distribute such Corresponding Junior Subordinated Debt Securities to the holders of the related series of Trust Securities in liquidation of such BNY Trust. See "Description of Trust Preferred Securities--Redemption or Exchange-- Distribution of Corresponding Junior Subordinated Debentures" for a more detailed discussion. The Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.

  The Company will covenant in the Junior Indenture, as to each series of Corresponding Junior Subordinated Debt Securities, that if and so long as (i) the BNY Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debt Securities, (ii) a Tax Event in respect of such BNY Trust has occurred and is continuing and (iii) the Company has elected to redeem such Corresponding Junior Subordinated Debt Securities or dissolve such BNY Trust, and has not revoked such election, the Company will pay to such BNY Trust Additional Sums (as defined under "Description of Trust Preferred Securities--Redemption or Exchange"). The Company will also covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain directly or indirectly 100% ownership of the Trust Common Securities of the BNY Trust to which such Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Indenture may succeed to the Company's ownership of the Trust Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any BNY Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Trust Preferred Securities in exchange therefor upon liquidation of such BNY Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such BNY Trust to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

  This summary of certain provisions of the Trust Preferred Securities and each Trust Agreement is not complete. For a complete description you should read each Trust Agreement. Wherever particular defined terms of a Trust Agreement are referred to herein or in a prospectus supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-
70187-04).

  Pursuant to the terms of the Trust Agreement for each BNY Trust, each BNY Trust will sell Trust Preferred Securities to the public and Trust Common Securities to the Company. The Trust Preferred Securities represent preferred beneficial interests in the BNY Trust that sold them. Holders of such Trust Preferred Securities will be entitled to receive Distributions and amounts payable on redemption or liquidation ahead of holders of the Trust Common Securities. A more complete discussion appears under the heading "-- Subordination of Trust Common Securities". Holders of the Trust Preferred Securities will also be entitled to other benefits as described in the corresponding Trust Agreement.

  Each of the BNY Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

General

  The Trust Preferred Securities of a BNY Trust will rank on a parity, and payments will be made thereon pro rata, with the Trust Common Securities of that BNY Trust except as described under "--Subordination of Trust Common Securities". Legal title to the Corresponding Junior Subordinated Debt Securities will be held and administered by the Property Trustee in trust for the benefit of the holders of the Related Trust Preferred Securities and Trust Common Securities.

  Each Guarantee Agreement executed by the Company for the benefit of the holders of a BNY Trust's Trust Preferred Securities will be a Guarantee on a subordinated basis with respect to the Related Trust Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Preferred Securities when the related BNY Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

Distributions

  Distributions on the Trust Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Indenture Trustee is closed for business.

  Each BNY Trust's Trust Preferred Securities represent preferred beneficial interests in the applicable BNY Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable prospectus supplement for such Trust Preferred Securities. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

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

  If an Extension Period occurs with respect to the Corresponding Junior Subordinated Debt Securities, distributions on the Related Trust Preferred Securities will be correspondingly deferred. See "Description of Junior Subordinated Debt Securities--Option to Defer Interest Payments."

  The revenue of each BNY Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the BNY Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Related Trust Preferred Securities. The payment of Distributions (if and to the extent the BNY Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of such BNY Trust at the close of business on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable prospectus supplement.

Redemption or Exchange

  Mandatory Redemption.   Upon the repayment or redemption, in whole or in part,
of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Redemption". If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Trust Preferred Securities and the Trust Common Securities based upon the relative Liquidation Amounts of such classes. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Trust Preferred Securities and the Trust Common Securities. The Redemption Price will be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

  The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable prospectus supplement, in each case subject to receipt of prior approval by the Federal Reserve Board if then so required under applicable Federal Reserve capital guidelines or policies.

  Distribution of Corresponding Junior Subordinated Debt Securities.   Subject
to the Company having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, the Company has the right at any time to terminate any BNY Trust and, after satisfaction of the liabilities of creditors of such BNY Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities in respect of the Trust Preferred Securities and Trust Common Securities issued by such BNY Trust to be distributed to the holders of such Trust Preferred Securities and Trust Common Securities in liquidation of such BNY Trust.

  Tax Event or Capital Treatment Event Redemption.   If a Tax Event or Capital
Treatment Event in respect of a series of Trust Preferred Securities and Trust Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of such Trust Preferred Securities and Trust Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Trust Preferred Securities and Trust Common Securities has occurred and is continuing and the Company does not elect to redeem the Corresponding Junior Subordinated Debt Securities and thereby cause a mandatory redemption of such Trust Preferred Securities or to liquidate the related BNY Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to holders of such Trust Preferred Securities and Trust Common Securities in exchange therefor upon liquidation of the BNY Trust as described above, such Trust Preferred Securities will remain outstanding and Additional Sums may be payable on the Corresponding Junior Subordinated Debt Securities.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a BNY Trust on the outstanding Trust Preferred Securities and Trust Common Securities of the BNY Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such BNY Trust has become subject as a result of a Tax Event.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and
(ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related BNY Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

  "Liquidation Amount" means the stated liquidation amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable prospectus supplement).

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any Trust Preferred Securities:

     (i) such Trust Preferred Securities will no longer be deemed to be outstanding,

     (ii) The Depository Trust Company ("DTC") (for a more detailed explanation of DTC, see "Book-Entry Issuance") or its nominee, as the record holder of such Trust Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution, and

     (iii) any certificates representing such Trust Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Trust Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of a BNY Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a BNY Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Redemption Procedures

  Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt

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

Securities. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related BNY Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Trust Common Securities".

  If the Property Trustee gives a notice of redemption in respect of any Trust Preferred Securities, then, while such Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance". If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Preferred Securities called for redemption shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Trust Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by a BNY Trust or by the Company pursuant to the related Guarantee as described under "Description of Guarantees", Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by such BNY Trust for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Trust Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which, as long as the Trust Preferred Securities remain in book-entry form, shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that such Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

  If less than all of the Trust Preferred Securities and Trust Common Securities issued by a BNY Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Preferred Securities and Trust Common Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the Trust Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such customary method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable prospectus supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable prospectus supplement). The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debt Securities or portions thereof (and Distributions will cease to accrue on the Related Trust Preferred Securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

  Payment of Distributions on, and the Redemption Price of, each BNY Trust's Trust Preferred Securities and Trust Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Trust Preferred Securities and Trust Common Securities; provided, however, that if on any Distribution Date, Redemption Date or liquidation date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of such BNY Trust's Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such BNY Trust's outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of such BNY Trust's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Trust Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, such BNY Trust's Trust Preferred Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Company as holder of such BNY Trust's Trust Common Securities will have no right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Trust Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Trust Preferred Securities and not on behalf of the Company as holder of such BNY Trust's Trust Common Securities, and only the holders of such Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

 Pursuant to each Trust Agreement, each BNY Trust shall terminate on the first to occur of:

     (i)   the expiration of its term;

     (ii) certain events of bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities;

     (iii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such BNY Trust (subject to the Company having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies) Such written direction by the Company is optional and solely within the discretion of the Company;

     (iv) redemption of all of such BNY Trust's Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and

     (v) the entry of an order for the dissolution of such BNY Trust by a court of competent jurisdiction.

  If an early termination occurs as described in clause (ii), (iii) or (v) above, the relevant BNY Trust shall be liquidated by the related BNY Trust Trustees as expeditiously as such BNY Trust Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such BNY Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such BNY Trust available for distribution to holders, after satisfaction of liabilities to creditors of such BNY Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such BNY Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such BNY Trust on its Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of such BNY Trust's Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Trust Common Securities.

Events of Default; Notice

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Trust Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of a Debenture Event of Default under the Junior Indenture (see "Description of Junior Subordinated Debt Securities--Debenture Events of Default"); or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the BNY Trust Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting BNY Trust Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities of the applicable BNY Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such BNY Trust's Trust Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Trust Preferred Securities to accelerate the maturity thereof.

Removal of BNY Trust Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any BNY Trust Trustee may be removed at any time by the holder of the Trust Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Trust Common Securities. No resignation or removal of a BNY Trust Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Trust Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of BNY Trust Trustees

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall automatically become the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the BNY Trusts

     A BNY Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. A BNY Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the related Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

          (i) such successor entity either (a) expressly assumes all of the obligations of such BNY Trust with respect to such Trust Preferred Securities or (b) substitutes for such Trust Preferred Securities other securities having substantially the same terms as such Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

          (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities,

          (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Trust Preferred Securities are then listed, if any,

          (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Trust Preferred Securities,

          (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect,

          (vi) such successor entity has a purpose identical to that of the BNY Trust,

          (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the BNY Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the BNY Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and

          (viii) the Company or any permitted successor or assignee owns all of the Trust Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee.

     Notwithstanding the foregoing, a BNY Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the related Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the BNY Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

     There are no provisions that afford holders of any Trust Preferred Securities protection in the event of a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of the Company. Nor are there any provisions that require the repurchase of any Trust Preferred Securities upon a change in control of the Company.

Voting Rights; Amendment of Each Trust Agreement

     Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant BNY Trust.

     Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement provided that any such amendment does not adversely affect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the relevant BNY Trust will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding, to ensure that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company or to ensure that such BNY Trust will not be required to register as an "investment company" under the Investment Company Act; provided however, that such amendments do not adversely affect in any material respect the rights of the holders of the Trust Preferred Securities. Any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the related BNY Trust Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by such BNY Trust Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such BNY Trust Trustees in accordance with such amendment will not cause such BNY Trust to be taxable as a corporation or affect such BNY Trust's status as a grantor trust for United States Federal income tax purposes or such BNY Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the related BNY Trust Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under the Junior Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Trust Preferred Securities. The BNY Trust Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of such Trust Preferred Securities. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the BNY Trust Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the BNY Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the BNY Trust to be classified as other than a grantor trust for United States Federal income tax purposes.

     Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Trust Preferred Securities will be required for a BNY Trust to redeem and cancel its Trust Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the BNY Trust Trustees or any affiliate of the Company or any BNY Trust Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

     Unless otherwise set forth in a prospectus supplement, any Trust Preferred Securities will be represented by fully registered global certificates issued as global Trust Preferred Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on global Trust Preferred Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

Payment and Paying Agency

     Payments in respect of Trust Preferred Securities represented by global certificates shall be made to DTC as described under "Book-Entry Issuance." If any Trust Preferred Securities are not represented by global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable prospectus supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and reasonably acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.


Registrar and Transfer Agent

     Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of each BNY Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The BNY Trusts will not be required to register or cause to be registered the transfer of their Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the BNY Trusts in such a way that no BNY Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each BNY Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes. The Company and the BNY Trustees may amend each Trust Agreement without the consent of the holders of the related Trust Preferred Securities and even if such amendment would adversely affect the interests of such holders, as shall be necessary to ensure that each BNY Trust will be classified for United States Federal income tax purposes as a grantor trust and will not be required to register as an investment company under the Investment Company Act and to ensure that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company. A more detailed discussion appears under the heading "--Voting Rights; Amendment of Each Trust Agreement."

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

     Holders of the Trust Preferred Securities have no preemptive or similar rights.

     No BNY Trust may borrow money or issue debt or mortgage or pledge any of its assets.


                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company at the same time each BNY Trust issues its Trust Preferred Securities. Each Guarantee is for the benefit of the holders from time to time of such Trust Preferred Securities. Bank One, National Association will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related BNY Trust's Trust Preferred Securities.

     This summary of certain terms and provisions of the Guarantees, is not complete. For a complete description you should read each Guarantee. The form of the Guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Junior Indenture is qualified under the Trust Indenture Act.

     When we refer to Trust Preferred Securities we mean the Trust Preferred Securities issued by the related BNY Trust to which a Guarantee relates.

General

     The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such BNY Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the related BNY Trust (the "Guarantee Payments"), will be subject to the related Guarantee:

          (i) any accumulated and unpaid Distributions required to be paid on such Trust Preferred Securities, to the extent that such BNY Trust has funds on hand available therefor at such time,

          (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption, to the extent that such BNY Trust has funds on hand available therefor at such time, or

          (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such BNY Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Trust Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such BNY Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of such BNY Trust as required by applicable law.

     The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Trust Preferred Securities or by causing the BNY Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related BNY Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that such related BNY Trust has funds sufficient to make such payments, and is not a guarantee of collection. See "-- Status of the Guarantees"

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the BNY Trust, the BNY Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. Each Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "--Status of the Guarantees." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "The Company." Except as otherwise provided in the applicable prospectus supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the related BNY Trust's obligations under the related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a BNY Trust's obligations under its related Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees."

Status of the Guarantees

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as Corresponding Junior Subordinated Debt Securities.

      Each Guarantee will rank equally with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Trust Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the BNY Trust or upon distribution to the holders of the Trust Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the material rights of holders of the related Trust Preferred Securities (in which case no vote of the holders will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding. The Company may not assign its obligations under the Guarantees except in connection with a consolidation, merger or sale involving the Company that is permitted under the terms of the corresponding Junior Indenture and then only if any such successor or assignee agrees in writing to perform the Company's obligations under the Guarantees.

Events of Default

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

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

     The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Preferred Securities have the right, by vote, to waive any past events of default and its consequences under each Guarantee. If such a waiver occurs, any such event of default will cease to exist and be deemed to have been cured under the terms of the Guarantee.

     Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the BNY Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. However, such a requirement does not relieve the Guarantee Trustee of its obligations to exercise its rights and powers under the Guarantee upon the occurrence of an event of default.

Termination of the Guarantees

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the related BNY Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Trust Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

Governing Law

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

     Pursuant to the Expense Agreement that will be entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will, as holder of the Trust Common Securities, irrevocably and unconditionally guarantee to each Person or entity to whom the BNY Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the BNY Trust, other than obligations of the BNY Trust to pay to the holders of any Trust Preferred Securities or other similar interests in the BNY Trust of the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.


RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES, THE EXPENSE AGREEMENT AND THE GUARANTEES

     This section relates to Junior Subordinated Debt Securities which are issued by a BNY Trust and accordingly are Corresponding Junior Subordinated Debt Securities for a series of Related Trust Preferred Securities.

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the related BNY Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the related BNY Trust's obligations under the Related Trust Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such BNY Trust will not pay Distributions or other amounts due on its Related Trust Preferred Securities. The Guarantees do not cover payment of Distributions when the related BNY Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of any Trust Preferred Securities is to institute a legal proceeding directly against the Company pursuant to the terms of the Junior Indenture for enforcement of payment of amounts of such Distributions to such holder after the applicable due dates. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Related Trust Preferred Securities, primarily because:

          (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and related Trust Common Securities;

          (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Related Trust Preferred Securities;

          (iii) the Company shall pay, under the related Expense Agreement, for all and any costs, expenses and liabilities of such BNY Trust except the BNY Trust's obligations to holders of its Trust Preferred Securities under such Trust Preferred Securities; and

          (iv) each Trust Agreement provides that the BNY Trust will not engage in any activity that is not consistent with the limited purposes of such BNY Trust.

     Notwithstanding anything to the contrary in the Junior Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

     A holder of any related Trust Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related BNY Trust or any other person or entity.

     A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default under the Junior Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an Event of Default under the Junior Indenture.

Limited Purpose of BNY Trusts

     Each BNY Trust's Trust Preferred Securities evidence a preferred and undivided beneficial interest in such BNY Trust, and each BNY Trust exists for the sole purpose of issuing its Trust Preferred Securities and Trust Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive Distributions from such BNY Trust (or from the Company under the applicable Guarantee) if and to the extent such BNY Trust has funds available for the payment of such Distributions.

Rights Upon Termination

     Upon any voluntary or involuntary termination, winding-up or liquidation of any BNY Trust not involving the distribution of the Corresponding Junior Subordinated Debt Securities, the holders of the related Trust Preferred Securities will be entitled to receive, out of the assets held by such BNY Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Junior Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed, under the related Expense Agreement, to pay for all costs, expenses and liabilities of each BNY Trust (other than the BNY Trust's obligations to the holders of its Trust Preferred Securities), the positions of a holder of such Trust Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                         DESCRIPTION OF PREFERRED STOCK

Summary

     The following summary contains a description of certain general terms of the Preferred Stock. The particular terms of any series of preferred stock being offered by us under this shelf registration (the "Preferred Stock") will be described in the prospectus supplement relating to that series of Preferred Stock. Those terms may include:

     . the specific title and stated value,

     . number of shares or fractional interests therein,

     . any dividend, liquidation, redemption, voting and other rights,

     . the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities,

     . the securities exchanges, if any, on which such Preferred Stock is to be listed,

     . the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

     The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Amendment to the Company's Certificate of Incorporation relating to the series of the Preferred Stock for the complete terms of that Preferred Stock. That Certificate of Amendment will be filed with the SEC promptly after the offering of the Preferred Stock.

General

     Under the Company's Certificate of Incorporation, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, (the "No Par Preferred Stock") and 5,000,000 shares of Class A Preferred Stock, par value $2.00 per share (the "Class A Preferred Stock" and together with the No Par Preferred Stock, being collectively referred to as the "Preferred Stock"). The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up of the Company; any sinking fund provisions; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance. The market price of any series of Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities.

Rank

     Any series of the No Par Preferred Stock or Class A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the No Par Preferred Stock or Class A Preferred Stock, as the case may be (collectively referred to as the "Junior Securities"); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the No Par Preferred Stock or Class A Preferred Stock, as the case may be, including the Company's 7.75% Cumulative Convertible Preferred Stock (collectively referred to as the "Parity Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the No Par Preferred Stock or Class A Preferred Stock, as the case may be (collectively referred to as the "Senior Securities"). All shares of No Par Preferred Stock and Class A Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Amendment for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

Dividends

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     The Company's ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve Board and under the New York Banking Law. See "Certain Regulatory Considerations--Dividends."

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the No Par Preferred Stock and Class A Preferred Stock. If full dividends are not so paid, the No Par Preferred Stock and Class A Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

     The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

     For any series of Preferred Stock which is convertible, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued No Par Preferred Stock or Class A Preferred Stock, as the case may be, or Common Stock or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of No Par Preferred Stock, Class A Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

     No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company's election, either (a) a cash payment equal to the current market price of such holder's fractional interest or (b) a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock representing the aggregate of such fractional shares.

     The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company's default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of No Par Preferred Stock, Class A Preferred Stock or Common Stock issued upon conversion.

Exchangeability

     The holders of shares of Preferred Stock of any series may be obligated at any time or at maturity to exchange such shares for Common Stock or debt securities of the Company. The terms of any such exchange and any such debt securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

     Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company's condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the

Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

     Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

     Under regulations adopted by the Federal Reserve, if the holders of shares of any series of Preferred Stock of the Company become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, at such time as such series is deemed a class of voting securities,
(i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

Preferred Stock outstanding

     As of the date hereof, the Company has issued and outstanding no shares of No Par Preferred Stock and 16,320 shares of Class A Preferred Stock with an aggregate liquidation preference of $.4 million. The 7.75% Cumulative Convertible Preferred Stock (16,320 shares) is the only series of Class A Preferred Stock outstanding. The shares of outstanding Class A Preferred Stock are fully paid and non-assessable. The Company has also authorized a series of No Par Preferred Stock in connection with its preferred stock purchase rights plan. See "Description of Preferred Stock Purchase Rights."

     Holders of shares of 7.75% Cumulative Convertible Preferred Stock are entitled to cumulative dividends, when declared by the Company's Board of Directors.

     In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Company, the holder of a share of outstanding Preferred Stock will be entitled to receive prior to any payment upon the Company's Common Stock, cash in the amount of $25 in the case of the 7.75% Cumulative Convertible Preferred Stock.

     Holders of 7.75% Cumulative Convertible Preferred Stock have no general voting rights but have the right to vote in certain events. When an amount equal to at least six quarterly dividends payable on the 7.75% Cumulative Convertible Preferred Stock is in arrears, the number of directors of the Company will be increased by two and the holders of 7.75% Cumulative Convertible Preferred Stock, voting separately as a class with the holders of any one or more other series of Preferred Stock of the Company ranking on a parity with the 7.75% Cumulative Convertible Preferred Stock either as to payment of dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled at the next annual meeting of shareholders of the Company and each subsequent annual meeting of shareholders to elect two directors to fill such vacancies. In each case, such right shall continue until there are no dividends in arrears upon the Company's No Par Preferred Stock or Class A Preferred Stock.

     The 7.75% Cumulative Convertible Preferred Stock is redeemable at any time at the option of the Company and is convertible at any time into Common Stock at the option of the holders. The conversion rights of the 7.75% Cumulative Convertible Preferred Stock will terminate at the close of business on the tenth day preceding the date fixed for redemption of shares of such series.


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

     The Bank of New York is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Company's No Par Preferred Stock and Class A Preferred Stock.


                        DESCRIPTION OF DEPOSITARY SHARES

     The following summary is not complete. You should refer to the applicable provisions of the forms of the Company's Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. These documents are incorporated by reference and have been filed with the SEC in Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-51984).

General

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

     If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or debt securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or debt


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

securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

     Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

     Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights

     Any holder of Depositary Shares, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Amendment) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Amendment. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding

Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.


                          DESCRIPTION OF COMMON STOCK

     The following summary is not complete. You should refer to the applicable provisions of the Company's Restated Certificate of Incorporation pursuant to which the outstanding series of preferred stock were issued, and to the New York Business Corporation Law for a complete statement of the terms and rights of the Common Stock.

     The Company is authorized to issue 2,400,000,000 shares of Common Stock, par value $7.50 per share. As of May 31, 2001, 736,521,806 shares of Common Stock were outstanding. The Common Stock is listed on the New York Stock Exchange. Its symbol is BK.

     Dividends--The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor.

     The Company's ability to pay dividends on its Common Stock is subject to policies established by the Federal Reserve Board and under the New York Banking Law. See "Certain Regulatory Considerations--Dividends."


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

     Voting--Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

     Liquidation Rights--Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company's Debt Securities) of the Company and holders of any preferred stock. The principal source of funds for payment of dividends by the Company is dividends paid by its subsidiary banks. See "Certain Regulatory Considerations-- Dividends."

     Miscellaneous--Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

     The Bank of New York is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

     The New York Business Corporation Law restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation's outstanding voting stock ("acquiring person") for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation's board of directors prior to the date of the stock acquisition. The statute also prohibits consummation of such a merger or other business combination at any time unless the transaction has been approved by the corporation's board of directors or by a majority of the outstanding voting stock not beneficially owned by the acquiring person or certain "fair price" conditions have been met. Under the provisions of the statute, the Company may amend its by-laws by a vote of the shareholders to elect not to be governed by this statute. As of the date of this prospectus, the by-laws of the Company have not been so amended.


                DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

     The following summary is not complete. You should refer to Rights Agreement, dated as of December 10, 1985, and amended as of June 13, 1989, April 30, 1993, and March 8, 1994 (as amended, the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent for a complete statement of the terms and rights of the Preferred Stock Purchase Rights.

     The Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. A copy of the Rights Agreement can be obtained as described under "Available Information" or by writing to the Rights Agent: The Bank of New York, 101 Barclay Street, New York, New York 10007, Attention: Shareholder Relations Department-11th Floor.

     On December 10, 1985, the Company adopted a preferred stock purchase rights plan. This plan was amended as of June 13, 1989, April 30, 1993 and March 8, 1994. The entire plan, as amended is also referred to as the "Plan". Under the Plan the Company declared a dividend of one right (a "Right" and, collectively, the "Rights") for each outstanding share of Common Stock.

     As of the date of this prospectus the Rights are not represented by separate certificates. Instead, each share of Common Stock also represents a Right.

     When the dividend of one Right per share was declared it was declared on shares of Common Stock that were then outstanding as well as shares of Common Stock that would be issued by the Company thereafter, but before the Separation Date. Anyone who acquires shares of Common Stock, before the Separation Date, issued upon conversion of or exchange for any shares of Preferred Stock will receive one Right for each share of Common Stock.


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

     Subject to adjustment upon the occurrence of certain events described below, each Right may be exercised by the holder thereof to purchase one/one-thousandth of a share of a new series of the Company's No Par Preferred Stock (the "Purchase Rights Preferred Stock") for $200 (the "Exercise Price"), 10 days after the earliest of:

          (i) the date of public announcement that a person or group (an "Acquiring Person") has acquired 20% or more of the Company's Common Stock,

          (ii) the date of approval under the BHC Act or the date of notice of nondisapproval under the Change in Bank Control Act for any person to acquire 25% or more of the outstanding shares of the Company's Common Stock and

          (iii) the date of commencement of or first public announcement of the intent of any person to commence a tender or exchange offer to acquire 25% or more of the outstanding shares of the Company's Common Stock. The first date on which the right to purchase the Purchase Rights Preferred Stock could be exercised is referred to herein as the Separation Date.

     The Exercise Price, the number of Rights outstanding and the Redemption Price will be adjusted in the event

          (i) of a stock dividend on, or subdivision or combination of, the Common Stock or

          (ii) that the Company issues in a reclassification, merger or consolidation any shares of capital stock in respect of or in lieu of existing Common Stock.

     If there is a merger or other business combination between the Company and an Acquiring Person, or if certain other events occur involving an Acquiring Person, each Right (if not previously exercised) would entitle the holder to purchase $200 in market value of the Acquiring Person's stock (or, in certain events, the stock of another company) for $100.

     In addition, if a Separation Date occurs other than as a result of a merger, business combination or other event referred to above and a person or group acquires 20% or more of the outstanding shares of the Common Stock, each Right (if not previously exercised and other than Rights beneficially owned by an Acquiring Person) would entitle the holder to purchase $200 in market value of the Company's Common Stock for $100.

     Prior to the Separation Date, the Rights cannot be transferred apart from the Common Stock and are represented solely by the Common Stock certificates. If the Separation Date occurs, separate certificates representing the Rights will be mailed to holders of the Common Stock as of such date, and the Rights could then begin to trade separately from the Common Stock.

     The Rights are redeemable by the Company at $.05 per Right (the "Redemption Price"), subject to adjustment upon the occurrence of certain events, at any time prior to the occurrence of the Separation Date. The Rights will expire on the earliest of (i) the time at which the Rights are exchanged for Common Stock or Purchase Rights Preferred Stock as described herein, (ii) the time at which the Rights are redeemed as described herein, and (iii) the close of business on March 7, 2004.

     The Rights do not have any voting rights and are not entitled to dividends. The terms of the Rights may be amended without the consent of the holders, provided the amendment does not adversely affect the interests of the holders.

     Each share of Purchase Rights Preferred Stock will have a liquidation preference of $200,000 ($200 for every one/one-thousandth of a share of Purchase Rights Preferred Stock) and have a dividend rate equal to the dividends on 1,000 shares of Common Stock. The Purchase Rights Preferred Stock will have no sinking fund, but is redeemable at the option of the Company two years after the Separation Date at the liquidation preference per share. The Purchase Rights Preferred Stock will have certain limited voting rights.

     The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to an Acquiring Person if it attempts to merge with, or engage in certain other transactions with, the Company. The Rights should

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

not, however, interfere with any merger or other business combination approved by the Company's Board of Directors prior to the occurrence of a Separation Date because the Rights may be redeemed prior to such time.


                              BOOK-ENTRY ISSUANCE

     If any Debt Securities or Trust Preferred Securities (collectively, "Book Entry Securities") are to be represented by global certificates, The Depository Trust Company ("DTC") will act as securities depositary for all of the Book Entry Securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of Book Entry Securities.

     The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary they will appear in a prospectus supplement.

     If any securities are to be issued in global form, you will not receive a paper certificate representing the Debt Securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates ("Global Certificates") registered in the name of Cede & Co. (DTC's nominee) for the Book Entry Securities, representing in the aggregate the total number of a BNY Trust's Trust Preferred Securities, aggregate principal balance of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, respectively.

     Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

     Only institutions (sometimes referred to as "participants") that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate.

     Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

     Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

     DTC has no knowledge of the actual beneficial owners of the Book-Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

     DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

     We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that Global Certificate to the accounts of its participants.

     The Company will pay principal of, and interest or premium on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing

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

those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

     A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

          (a) DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be registered under the Exchange Act;

          (b) we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

          (c) in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

     Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Unless otherwise indicated in a prospectus supplement any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.

     Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Trust Preferred Security or certificates representing such Debt Security or Trust Preferred Security are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

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

     Except as provided above, owners of the beneficial interests in a Global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures, and no Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a BNY Trust's Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

     Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the BNY Trusts and the Company believe to be accurate, but the BNY Trusts and the Company assume no responsibility for the accuracy thereof. Neither the BNY Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            VALIDITY OF SECURITIES

     Unless otherwise indicated below or in the applicable prospectus supplement, the validity of the securities will be passed upon for the Company by Paul A. Immerman, Senior Counsel of The Bank of New York and for the underwriters by Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004. Pillsbury Winthrop LLP from time to time performs legal services for the Company and its affiliates.

     Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the BNY Trusts will be passed upon by Pepper Hamilton LLP, 1201 Market Street, Wilmington, Delaware 19899, special Delaware counsel to the Company and the BNY Trusts.

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the Guarantees and the Junior Subordinated Securities will be passed upon for the Company by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated in this prospectus by reference. Such consolidated financial statements are incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.


                             PLAN OF DISTRIBUTION

Securities offered by the Company and each BNY Trust

     The securities to be offered by the Company and each BNY Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BNY Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

     Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Debt Securities and Trust Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or the applicable BNY Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

     Any underwriting compensation paid by the Company and/or the applicable BNY Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a BNY Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     In connection with the offering of the securities of the Company or any BNY Trust, the Company or such BNY Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying prospectus supplement. If the Company or such BNY Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable BNY Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Bank and other subsidiaries of the Company in the ordinary course of business.

     Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the NASDAQ National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

     This prospectus and applicable prospectus supplement may be used by BNY Capital Markets, Inc. and other affiliates of the Company in connection with offers and sales relating to the initial sale of the Securities and any market making transactions in the Securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

     BNY Capital Markets, Inc., an affiliate of the Company, may act as an underwriter or agent in connection with the offer and sale of the securities offered by the Company or each BNY Trust in connection with this prospectus. Each such offering of securities will conform to the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Common Stock offered by a selling stockholder

     Shares of Common Stock may be offered and sold by any selling stockholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling stockholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling stockholder from time to time.

     Any selling stockholder and any agents or broker-dealers that participate with such selling stockholder in the distribution of any of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     In connection with a sale of shares of Common Stock by any selling stockholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling stockholder, the manner in which the selling stockholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

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   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

                               -----------------

                               TABLE OF CONTENTS

                                                            Page
                                                            ----

                           Prospectus Supplement

                Risk Factors...............................  S-1
                The Company................................  S-3
                European Monetary Union....................  S-4
                Description of Medium-Term Notes...........  S-5
                Certain United States Federal Income Tax
                  Consequences............................. S-23
                Plan of Distribution of Medium-Term
                  Notes.................................... S-30
                Legal Opinions............................. S-31

                                Prospectus

                About this Prospectus......................    1
                Consolidated Ratios of Earnings to Fixed
                  Charges and Combined Fixed Charges and
                  Preferred Stock Dividend Requirements....    2
                Where You Can Find More Information........    2
                The Company................................    4
                The BNY Trusts.............................    4
                Certain Regulatory Considerations..........    6
                Use of Proceeds............................    8
                Description of Senior Debt Securities and
                  Senior Subordinated Debt Securities......    9
                Description of Junior Subordinated Debt
                  Securities...............................   25
                Description of Trust Preferred Securities..   38
                Description of Guarantees..................   48
                Relationship Among the Trust Preferred
                  Securities, the Corresponding Junior
                  Subordinated Debt Securities, the Expense
                  Agreement and the Guarantees.............   50
                Description of Preferred Stock.............   52
                Description of Depositary Shares...........   56
                Description of Common Stock................   58
                Description of Preferred Stock Purchase
                  Rights...................................   59
                Book-Entry Issuance........................   61
                Validity of Securities.....................   63
                Experts....................................   64
                Plan of Distribution.......................   64

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                                $1,000,000,000

                             The Bank of New York
                                 Company, Inc.

                       Senior Medium-Term Notes Series D
                        Senior Subordinated Medium-Term
                                Notes Series E

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                        Banc of America Securities LLC

                          Credit Suisse First Boston

                             Goldman, Sachs & Co.

                                   JPMorgan

                              Merrill Lynch & Co.

                                Morgan Stanley

                             Salomon Smith Barney

                           BNY Capital Markets, Inc.

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